Exhibit 10.8 Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Triple asterisks denote omissions. CONFIDENTIAL Execution Version AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT BY AND BETWEEN TAKEDA PHARMACEUTICAL COMPANY LIMITED AND NEUROCRINE BIOSCIENCES, INC. JANUARY 24, 2025 i TABLE OF CONTENTS 1. DEFINITIONS ........................................................................................................ 2 2. LICENSE GRANT ................................................................................................ 21 2.1. License Grant to Neurocrine ..................................................................... 21 2.2. License Grant to Takeda ........................................................................... 21 2.3. Sublicensing Terms ................................................................................... 22 2.4. Subcontractors ........................................................................................... 23 2.5. [***] .......................................................................................................... 23 2.6. Third Party IP for TAK-653 Products ....................................................... 24 2.7. Knowledge and Technology Transfer. ...................................................... 26 2.8. No Other Rights and Retained Rights ....................................................... 26 3. DEVELOPMENT ................................................................................................. 27 3.1. Development Responsibilities ................................................................... 27 3.2. Neurocrine Development Diligence Obligations ...................................... 27 3.3. Licensed Products Development Reports ................................................. 27 3.4. Scientific Records ..................................................................................... 28 3.5. Scientific Records ..................................................................................... 28 3.6. Scientific Records ..................................................................................... 28 4. REGULATORY MATTERS ................................................................................ 28 4.1. Regulatory Responsibilities ....................................................................... 28 4.2. Regulatory Submissions, Study Reports and Data not Controlled by Takeda. ...................................................................................................... 29 4.3. Regulatory Information Obligations ......................................................... 29 4.4. TAK-653 Product Data Sharing ................................................................ 29 4.5. Costs of Regulatory Affairs ....................................................................... 30 4.6. No Harmful Actions .................................................................................. 30 4.7. Adverse Events Reporting ......................................................................... 30 4.8. Data Privacy .............................................................................................. 31 5. COMMERCIALIZATION .................................................................................... 31 5.1. Commercialization of the Licensed Products. ........................................... 31 5.2. Commercialization Diligence Obligations ................................................ 31 5.3. Licensed Products Commercialization Reporting ..................................... 31 5.4. Commercialization Information Sharing ................................................... 31 5.5. Recalls, Market Withdrawals, or Corrective Actions ................................ 31 ii 5.6. Cross-Territorial Restrictions ..................................................................... 32 5.7. Supply of TAK-653 Products for Japan ..................................................... 32 6. MEDICAL AFFAIRS ............................................................................................ 32 6.1. Responsibilities........................................................................................... 32 7. GOVERNANCE .................................................................................................... 33 7.1. Alliance Manager ....................................................................................... 33 7.2. Joint Steering Committee ........................................................................... 33 7.3. Decisions of the JSC ................................................................................... 35 7.4. Resolution of JSC Disputes ........................................................................ 35 7.5. JSC Disbandment ....................................................................................... 36 7.6. Joint Commercialization Committee .......................................................... 36 8. PAYMENTS .......................................................................................................... 37 8.1. Payments for the Licensed Assets and Licensed Products ......................... 37 8.2. Other Amounts Payable .............................................................................. 42 8.3. Payment Terms ........................................................................................... 42 9. CONFIDENTIALITY AND PUBLICATION ....................................................... 46 9.1. Nondisclosure and Non-Use Obligations ................................................... 46 9.2. Publication and Publicity ........................................................................... 48 10. REPRESENTATIONS, WARRANTIES AND COVENANTS ............................ 49 10.1. Mutual Representations and Warranties as of the Restatement Date ......... 49 10.2. Representations and Warranties by Takeda ................................................ 50 10.3. Warranty Disclaimer .................................................................................. 53 10.4. Certain Covenants ...................................................................................... 53 11. INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE .............. 54 11.1. Indemnification by Takeda ........................................................................ 54 11.2. Indemnification by Neurocrine .................................................................. 55 11.3. Indemnification Procedure ......................................................................... 55 11.4. Limitation of Liability ................................................................................ 56 11.5. Insurance .................................................................................................... 56 12. INTELLECTUAL PROPERTY ............................................................................. 57 12.1. Inventions. .................................................................................................. 57 12.2. Prosecution and Maintenance of Patent Rights .......................................... 58 12.3. Third Party Infringement and Defense ....................................................... 59 12.4. Patent Right Extensions ............................................................................. 62 iii 12.5. Third Party Rights ...................................................................................... 62 12.6. Orange Book Listing. ................................................................................. 62 12.7. Trademarks. ................................................................................................ 63 12.8. Common Interest ........................................................................................ 63 13. TERM AND TERMINATION .............................................................................. 63 13.1. Term ........................................................................................................... 63 13.2. Termination for Convenience ..................................................................... 64 13.3. Termination for Cause ................................................................................ 64 13.4. Effects of Termination ................................................................................ 67 13.5. Survival ...................................................................................................... 73 14. MISCELLANEOUS ............................................................................................... 73 14.1. Assignment ................................................................................................. 73 14.2. Governing Law ........................................................................................... 73 14.3. Dispute Resolution ..................................................................................... 73 14.4. Entire Agreement; Amendments ................................................................ 74 14.5. Severability ................................................................................................. 75 14.6. Headings ..................................................................................................... 75 14.7. Waiver of Rule of Construction ................................................................. 75 14.8. Interpretation .............................................................................................. 75 14.9. No Implied Waivers; Rights Cumulative ................................................... 76 14.10. Notices. ....................................................................................................... 76 14.11. Compliance with Export Regulations ........................................................ 77 14.12. Force Majeure ............................................................................................ 77 14.13. Independent Parties .................................................................................... 77 14.14. Further Assurances ..................................................................................... 78 14.15. Performance by Affiliates .......................................................................... 78 14.16. Binding Effect; No Third Party Beneficiaries ............................................ 78 14.17. Counterparts ............................................................................................... 78

iv SCHEDULES SCHEDULE 1.33 Defensive Patent Rights SCHEDULE 1.80 Licensed Assets SCHEDULE 1.150 Takeda Know-How SCHEDULE 3.5 [***] Dispute Resolution SCHEDULE 9.2.3 Press Release SCHEDULE 10.2.1 Takeda Patent Rights SCHEDULE 10.2.2 Takeda Technology SCHEDULE 10.2.4 Ownership of Takeda Technology SCHEDULE 12.2.1(a) Annuities and Maintenance Fees SCHEDULE 13.4.3 [***] Dispute Resolution AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT THIS AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT (this “Agreement”), effective as of January 24, 2025 (the “Restatement Date”), is entered into by and between Takeda Pharmaceutical Company Limited, a Japanese corporation (“Takeda”), and Neurocrine Biosciences, Inc., a corporation organized and existing under the Laws of Delaware (“Neurocrine”). Takeda and Neurocrine are referred to in this Agreement individually as a “Party” and collectively as the “Parties.” RECITALS WHEREAS, Takeda is a global pharmaceutical company with expertise in developing and commercializing neuroscience therapeutics; WHEREAS, Neurocrine is a biopharmaceutical company focused on advancing therapies for neurological, psychiatric, and endocrine-related disorders; WHEREAS, Takeda Controls certain Patent Rights, Know-How, and other intellectual property rights related to the Licensed Assets and Licensed Products; WHEREAS, Takeda and Neurocrine are parties to an Exclusive License Agreement, dated June 12, 2020 (the “Execution Date”) and effective July 28, 2020 (the “Effective Date”, and such agreement, as clarified by the letter agreements dated February 10, 2021 and July 22, 2022, the “Original Agreement”), pursuant to which Takeda granted to Neurocrine a license under certain Patent Rights, Know-How, and other intellectual property rights Controlled by Takeda to Exploit the Licensed Assets and Licensed Products (each as defined in the Original Agreement) worldwide on the terms and conditions set forth therein; WHEREAS, pursuant to Section 3.1.1 of the Original Agreement, Takeda exercised its Phase I Opt-Out Right (as defined in the Original Agreement) with respect to the Phase I Asset (as defined in the Original Agreement) referred to as TAK-653 (NBI-1065845), such that the Parties will no longer share Operating Profits or Losses (as defined in the Original Agreement) with respect to such Licensed Asset; WHEREAS, by letter to Takeda dated September 27, 2024, Neurocrine terminated the Original Agreement with respect to certain Target Classes (as defined in the Original Agreement); WHEREAS, the Parties desire that from and after the Restatement Date, Takeda will have the exclusive rights to Develop and Commercialize Licensed Products containing TAK-653 in Japan, and that Neurocrine will retain all rights granted under the Original Agreement to Develop and Commercialize TAK-653 outside of Japan; and WHEREAS, the Parties now desire to amend and restate the Original Agreement in accordance with Section 16.4 thereof, such that this Agreement is in effect from and after the Restatement Date, and the Original Agreement governs the Parties’ rights and obligations thereunder during the period from the Effective Date until the Restatement Date (including with respect to the effects of termination of the Original Agreement with respect to those Target Classes for which Neurocrine terminated the Original Agreement). NOW, THEREFORE, the Parties hereby agree to amend and restate the Original Agreement as of the Restatement Date, so that it reads in its entirety as follows: 2 1. DEFINITIONS Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, will have the respective meanings set forth below: 1.1. “Accounting Standards” means International Financial Reporting Standards (IFRS), with respect to Takeda, and U.S. Generally Accepted Accounting Principles (GAAP), with respect to Neurocrine, or GAAP or IFRS, as applicable, in each case, as generally and consistently applied throughout the Party’s organization. 1.2. “Adverse Event” means any unwanted or harmful medical occurrence in a patient or subject who is administered a Licensed Product, whether or not considered related to such Licensed Product, including any undesirable sign (including abnormal laboratory findings of clinical concern). 1.3. “Affiliate” means, with respect to a Person, any other Person that controls, is controlled by, or is under common control with such Person. For purposes of this Agreement, a Person will be deemed to control another Person if it owns or controls, directly or indirectly, more than 50% of the equity securities of such other Person entitled to vote in the election of directors (or, in the case that such other Person is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct the management and policies of such other Person. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than 50%, and that in such case such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. Neither of the Parties will be deemed to be an “Affiliate” of the other solely as a result of their entering into this Agreement. 1.4. “Agreement” has the meaning set forth in the preamble. 1.5. “Alliance Manager” has the meaning set forth in Section 7.1 (Alliance Manager). 1.6. “Annual Ex-US Net Sales” has the meaning set forth in Section 8.1.2 (Royalties). 1.7. “Annual Net Sales” means the Annual US Net Sales and the Annual Ex-US Net Sales. 1.8. “Annual US Net Sales” has the meaning set forth in Section 8.1.2 (Royalties). 1.9. “Auditor” has the meaning set forth in Section 8.3.3 (Records and Audits). 1.10. “Business Day” means a calendar day other than a Saturday, Sunday, or a bank or other public holiday in Boston, Massachusetts or San Diego, California in the United States, or Tokyo in Japan. 1.11. “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30, and December 31 of each Calendar Year. 1.12. “Calendar Year” means each successive period of twelve months commencing on January 1 and ending on December 31. 1.13. “cGMP” means the then-current good manufacturing practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time-to-time, including those as 3 set forth in FDA regulations in 21 C.F.R. Parts 210 and 211 and all applicable FDA rules, regulations, orders, and guidances, and the requirements with respect to current good manufacturing practices prescribed by the European Community under provisions of “The Rules Governing Medicinal Products in the European Community, Volume 4, Good Manufacturing Practices, Annex 13, Manufacture of Investigational Medicinal Products, July 2003,” or as otherwise required by applicable Laws. 1.14. “Change of Control” means, with respect to a Party, (a) a merger, consolidation, recapitalization, or reorganization of such Party with a Third Party that results in the holders of beneficial ownership (other than by virtue of obtaining irrevocable proxies for purposes of management voting on matters as directed by beneficial owners) of the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to hold beneficial ownership of more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger, consolidation, recapitalization, or reorganization, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the direct or indirect beneficial owner of more than 50% of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its controlled Affiliates’ assets. Notwithstanding the foregoing, any transaction or series of transactions effected for the purpose of financing the operations of the applicable Party or changing the form or jurisdiction of organization of such Party (such as an initial public offering or other offering of equity securities to non-strategic investors or corporate reorganization) will not be deemed a “Change of Control” for purposes of this Agreement. 1.15. “Clinical Trial” means any study in humans (including a non-interventional study) conducted to obtain information regarding a pharmaceutical or biologic product, including information relating to the safety, tolerability, pharmacological activity, pharmacokinetics, dose ranging, or efficacy of such pharmaceutical or biologic product. 1.16. “CMO” means a contract manufacturing organization or a contract testing organization. 1.17. “Code” means the Internal Revenue Code of 1986, as amended. 1.18. “Combination Product” means a Licensed Product that is (a) sold in the form of a combination that contains or comprises one or more additional therapeutically active pharmaceutical agents (whether coformulated or copackaged or otherwise sold for a single price) other than a Licensed Asset; (b) sold for a single price together with any delivery device (each of the therapeutically active pharmaceutical agents in clause (a) and the delivery device in clause (b), an “Other Component”); or (c) defined as a “combination product” by the FDA pursuant to 21 C.F.R. §3.2(e) or its foreign equivalent, where such “combination product” is sold for a single price. 1.19. “Commercialization” or “Commercialize” means any and all activities directed to the marketing, promotion, distribution matters, offering for sale, sale, having sold, importing, having imported, exporting, having exported or other commercialization of a pharmaceutical or biologic product (including pricing matters), but expressly excluding activities directed to Manufacturing, Development, or performance of Medical Affairs. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly. 1.20. “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party or its Affiliates with respect to any objective or activity under this Agreement by a Party, those efforts and resources, including [***], in each case, [***], taking into account [***].

4 1.21. “Commercial Milestone Event” has the meaning set forth in Section 8.1.1(b) (Commercial Milestones). 1.22. “Commercial Milestone Payment” has the meaning set forth in Section 8.1.1(b) (Commercial Milestones). 1.23. “Competitive Infringement” means (a) the making, using, selling, offering for sale, importing, or exporting by a Third Party of a pharmaceutical or biologic product in a country that actually or potentially infringes a Valid Claim of a Takeda Patent Right, Defensive Patent Right or Program Patent Right in such country, but excluding any TAK-653 Competitive Infringement, or (b) the filing of an ANDA under Section 505(j) of the FD&C Act or an application under Section 505(b)(2) of the FD&C Act naming a Licensed Product as a reference listed drug and including a certification under Section 505(j)(2)(A)(vii)(IV) or 505(b)(2)(A)(IV), respectively. 1.24. “Confidential Information” means (a) any and all confidential or proprietary information and data, including scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, unpublished patent applications and information related thereto and set forth therein, in each case, that is or has been provided by or on behalf of one Party to the other Party or its Affiliates in connection with the Original Agreement or this Agreement or any related negotiations, discussions, or diligence, whether communicated in writing or orally or by any other method, and (b) the terms of the Original Agreement and this Agreement. Notwithstanding the foregoing, “Confidential Information” excludes any information that the receiving Party can show by competent evidence (i) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records; (ii) is known to the public before its receipt from the disclosing Party, or thereafter becomes generally known to the public through no breach of the Original Agreement or this Agreement by the receiving Party; (iii) is subsequently disclosed to the receiving Party without obligation of confidentiality by a Third Party who has rightfully obtained such information and who is not under an obligation of confidentiality or other contractual obligation with respect to such information; or (iv) is developed by the receiving Party independently of Confidential Information received from the disclosing Party, as documented by the receiving Party’s business records. 1.25. “Control” means the possession by a Party (whether by ownership, license, or otherwise), other than pursuant to the Original Agreement or this Agreement, of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms set forth herein, or (b) 5 with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know- How, or other intellectual property, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property on the terms set forth herein, in each case ((a) and (b)), (i) without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, licenses, or sublicense or (ii) with respect to Know-How or Patent Rights developed, acquired, or licensed by a Party after the Effective Date, without incurring any additional payment obligations to a Third Party that are not subject to an agreed allocation between the Parties. Notwithstanding the foregoing, a Party and its Affiliates will not be deemed to “Control” any of the foregoing (a)-(b) that is [***]. Furthermore, notwithstanding the foregoing, Takeda and its Affiliates will not be deemed to “Control” any of the foregoing (a)-(b) that (1) [***], (2) [***], and (3) [***]. 1.26. [***]. 1.27. [***]. 1.28. [***]. 1.29. [***]. 1.30. [***]. 1.31. “Cover,” “Covering,” or “Covered” means, with respect to a particular subject matter at issue and a relevant Patent Right or individual claim in such Patent Right, as applicable, that the manufacture, use, sale, offer for sale, or importation of such subject matter would fall within the scope of one or more claims in such Patent Right. 1.32. “CRO” means a contract research organization. 6 1.33. “Defensive Patent Right” means any Patent Right set forth on Schedule 1.33 (Defensive Patent Rights) or claiming priority to any such Patent Right. 1.34. “Develop” and “Development” means all internal and external research, discovery, development, and regulatory activities related to pharmaceutical or biologic products, including (a) research, non- clinical testing, toxicology, testing and studies, non-clinical and preclinical activities, and Clinical Trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of a pharmaceutical or biologic product and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such pharmaceutical or biologic product regarding the foregoing, but expressly excluding activities directed to Manufacturing, performance of Medical Affairs, or Commercialization. Development will include development and regulatory activities for additional forms, formulations, or indications for a pharmaceutical or biologic product after receipt of Regulatory Approval of such product (including label expansion), including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved formulation or indication (such as observational studies, implementation and management of registries and analysis thereof, in each case, if required by any Regulatory Authority in any region in the Territory or in Japan to support or maintain Regulatory Approval for a pharmaceutical or biologic product in such region). “Develop,” “Developing,” and “Developed” will be construed accordingly. 1.35. “Development Milestone Event” has the meaning set forth in Section 8.1.1(a) (Development Milestones). 1.36. “Development Milestone Payment” has the meaning set forth in Section 8.1.1(a) (Development Milestones). 1.37. “Development Plan” has the meaning set forth in Section 3.1.3 (Development Responsibilities). 1.38. “Disputes” has the meaning set forth in Section 14.3.1 (Exclusive Dispute Resolution Mechanism). 1.39. “Dollars” or “$” means the legal tender of the United States of America. 1.40. “Effective Date” has the meaning set forth in the recitals. 1.41. “EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto. 1.42. “Execution Date” has the meaning set forth in the recitals. 1.43. “Executive Officer” means, for Neurocrine, an executive officer, and for Takeda, its president- level officer of Research and Development or Commercialization, as applicable, or another senior executive officer or their respective designee with appropriate responsibilities, seniority, and decision-making authority. If the position of any of the Executive Officers identified in this Section 1.43 (Executive Officer) no longer exists due to a Change of Control, corporate reorganization, corporate restructuring, or the like of a Party that results in the elimination of the identified position, then the applicable Party will replace the applicable Executive Officer with another executive officer with responsibilities and seniority comparable to the eliminated Executive Officer. 7 1.44. “Exploit” or “Exploitation” means to make, have made, import, have imported, export, have exported, distribute, have distributed, use, have used, sell, have sold, offer for sale, or have offered for sale, including to Develop, Manufacture, Commercialize, and perform Medical Affairs activities. 1.45. “Ex-US Royalty” has the meaning set forth in Section 8.1.2 (Royalties). 1.46. “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended. 1.47. “FDA” means the United States Food and Drug Administration or any successor Governmental Authority having substantially the same function. 1.48. “Field” means all fields of use. 1.49. “First Commercial Sale” means, [***]. 1.50. “Force Majeure” has the meaning set forth in Section 14.12 (Force Majeure). 1.51. “FTE” means the equivalent of a full-time person’s work time, carried out by an appropriately qualified employee of a Party or its Affiliates, on the performance of Development, Manufacturing, Commercialization, or Medical Affairs activities, based on [***] person-hours per year, pro-rated as necessary. Overtime, and work on weekends, holidays, and the like [***]. 1.52. “FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs in such period. 1.53. “FTE Rate” means (a) for personnel other than those described in clause (b), $[***] per one full FTE per full 12-month Calendar Year, which rate includes all direct and indirect costs of the performing Party’s FTE, including personnel and travel expenses, and (b) [***]. Each such rate, [***].

8 1.54. “GCP” means the then-current good clinical practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time-to-time, including those as set forth in FDA regulations in 21 C.F.R. Parts 11, 50, 54, 56, 312, 314, and 320 and all related FDA rules, regulations, orders, and guidances, and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline (the “ICH Guidelines”). 1.55. “Generic Product” means with respect to a given Licensed Other Product or TAK-653 Product in a given country, a product that (a) (i) contains the same active pharmaceutical ingredient as such Licensed Other Product or TAK-653 Product [***] and is approved in reliance on a prior Regulatory Approval of such Licensed Other Product or TAK-653 Product and (ii) is [***], and (b) is sold or marketed for sale in such country by a Third Party that has not obtained the rights to market or sell such product as a Sublicensee, subcontractor, or Third Party Distributor of a Party or any of its Affiliates, Sublicensees, or subcontractors with respect to such Licensed Other Product in the case of Neurocrine, or TAK-653 Product in the case of Takeda or Neurocrine, as applicable. 1.56. “GLP” means the then-current good laboratory practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time-to-time, including those as set forth in FDA regulations in 21 C.F.R. Part 58 and all applicable FDA rules, regulations, orders, and guidances, and the requirements with respect to good laboratory practices prescribed by the European Community, the OECD (Organization for Economic Cooperation and Development Council) and the ICH Guidelines. 1.57. “Governmental Authority” means any applicable government authority, court, council, tribunal, arbitrator, agency, department, bureau, branch, office, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city, or other political subdivision thereof, or (c) any supranational body. 1.58. “Grantback IP” has the meaning set forth in Section 13.4.3 (Intellectual Property License to Takeda). 1.59. “H-W Suit Notice” has the meaning set forth in Section 12.3.2(d) (Hatch-Waxman). 1.60. “Hatch-Waxman Act” means rights conferred in the U.S. under the Drug Price Competition and Patent Term Restoration Act, 21 U.S.C. §355, as amended (or any successor statute or regulation). 1.61. “ICH Guidelines” has the meaning set forth in Section 1.54 (GCP). 1.62. “Identified TAK-653 Rights” has the meaning set forth in Section 2.6.1 (Notice). 9 1.63. “IND” means an Investigational New Drug Application (as defined in the FD&C Act), clinical trial application, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority anywhere in the world in conformance with the requirement of such Regulatory Authority, and any amendments thereto. 1.64. “IND Effective Date” means, with respect to an IND for a Licensed Other Product, (a) in the U.S., the date that is 30 days (or any different time period pursuant to a change in applicable Laws after the Restatement Date) following the filing of such IND for such Licensed Other Product, [***]; provided that, [***]. 1.65. “Indemnified Party” has the meaning set forth in Section 11.3.1 (Notice). 1.66. “Indemnifying Party” has the meaning set forth in Section 11.3.1 (Notice). 1.67. “Initiation” means, with respect to a Clinical Trial of a pharmaceutical or biologic product, the first dosing of the first human subject pursuant to the applicable protocol for such Clinical Trial. 1.68. [***]. 1.69. [***]. 1.70. [***]. 1.71. [***]. 1.72. [***]. 1.73. “Joint Program Know-How” means any and all Program Know-How made jointly by or on behalf of the Parties or their respective Affiliates. 1.74. “Joint Program Patent Rights” means the Program Patent Rights Covering any Joint Program Know-How. 1.75. “Joint Program Technology” means the Joint Program Know-How and Joint Program Patent Rights. 1.76. “JSC” has the meaning set forth in Section 7.2.1 (Joint Steering Committee: Purpose; Formation). 10 1.77. “Know-How” means all commercial, technical, scientific, and other know-how and information, inventions, discoveries, trade secrets, knowledge, technology, methods, processes, practices, formulae, amino acid sequences, nucleotide sequences, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data and know-how, including regulatory data, study designs and protocols), and materials, in all cases, whether or not confidential, proprietary, patentable, in written, electronic or any other form now known or hereafter developed, but expressly excluding all Patent Rights. 1.78. “Knowledge” means, with respect to Takeda, the actual knowledge of a fact or other matter, after reasonable inquiry of intellectual property counsel, of the applicable Global Program Leader for the applicable Licensed Asset, and the transition leader for the Licensed Assets. 1.79. “Laws” means all applicable laws, statutes, rules, regulations, orders, judgments, injunctions, ordinances, codes, principles of common law, or other pronouncements having the binding effect of law of any Governmental Authority, including if either Party is or becomes subject to a legal obligation to a Regulatory Authority or other Governmental Authority (such as a corporate integrity agreement or settlement agreement with a Governmental Authority). 1.80. “Licensed Asset” means any of the TAK-653 Asset and the Nonclinical Assets. 1.81. “Licensed Other Product” has the meaning set forth in Section 1.82 (Licensed Product). 1.82. “Licensed Product” means any (a) pharmaceutical or biologic product comprising a Nonclinical Asset, either alone or as a Combination Product, (such products in this clause (a), “Licensed Other Products”) and (b) TAK-653 Product. 1.83. “Licensed Takeda Technology” means the Takeda Technology, excluding (i) all Patent Rights in Japan that Cover TAK-653 Assets or TAK-653 Products, and (ii) Know-How that is useful solely to Exploit TAK-653 Assets or TAK-653 Products in Japan. 1.84. “Loss of Market Exclusivity” means an event where, with respect to any Licensed Product in any country: (a) [***]; and (b) [***]. 1.85. “Losses” has the meaning set forth in Section 11.1 (Indemnification by Takeda). 1.86. “LP Commercialization Report” has the meaning set forth in Section 5.3 (Licensed Products Commercialization Reporting). 1.87. “LP Development Report” has the meaning set forth in Section 3.3 (Licensed Products Development Reports). 1.88. “MAA” means any new drug application or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction (and all 11 supplements and amendments thereto), which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction, including all New Drug Applications submitted to the FDA in the United States in accordance with the FD&C Act with respect to a pharmaceutical product or any analogous application or submission with any Regulatory Authority in any other country or regulatory jurisdiction. 1.89. “Major Market” means each of the U.S., Japan, the EU, and the United Kingdom. 1.90. “Manufacturing” or “Manufacture” means activities directed to process, analytical and formulation development, manufacturing, processing, packaging, labeling, filling, finishing, assembly, quality assurance, quality control, testing, and release, shipping, or storage of any pharmaceutical or biologic product (or any components or process steps involving any product or any companion diagnostics), placebo, or comparator agent, as the case may be, including process development, qualification, and validation, scale-up, pre-clinical, clinical, and commercial manufacture and analytic development, product characterization, and stability testing, but expressly excluding activities directed to Development, performance of Medical Affairs, or Commercialization. “Manufacturing” and “Manufactured” will be construed accordingly. 1.91. “Manufacturing Cost” means, with respect to any Licensed Product, the consolidated fully burdened Manufacturing costs in accordance with the applicable Accounting Standards, which will be the sum of: (a) [***]; and (b) [***]. 1.92. “Medical Affairs” means activities conducted by a Party’s medical affairs departments (or, if a Party does not have a medical affairs department, the equivalent function thereof), including patient advocacy, medical science liaisons, medical directors, health economics and outcomes research, communications with key opinion leaders (including key opinion leader selection and management, health care professional and patient speakers programs), medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in

12 connection with patient registries and other medical programs and communications, including investigator sponsored studies, educational grants, research grants, and charitable donations to the extent related to medical affairs and not to other activities that are not conducted by a Party’s medical affairs (or equivalent) departments. 1.93. “Milestone Events” has the meaning set forth in Section 8.1.1(b) (Commercial Milestones). 1.94. “Milestone Payments” has the meaning set forth in Section 8.1.1(b) (Commercial Milestones). 1.95. “NDA” means a New Drug Application, as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or any analogous application or submission with any Regulatory Authority outside of the U.S. 1.96. “Net Sales” means with respect to a Licensed Product and Party, the gross amount invoiced in a country by such [***] (each of the foregoing Persons, a “Selling Party” of such Party) for the sale or other disposition of such Licensed Product in such country to Third Parties [***], less the following deductions calculated in accordance with the applicable Accounting Standards, consistently applied throughout the territory in which such Licensed Product is sold [***]: (a) [***]; (b) [***]; (c) [***]; (d) [***]; (e) [***]; 13 (f) [***]; and (g) [***]. [***]. Notwithstanding the foregoing, and subject to the remainder of this paragraph, [***]. Net Sales will not include [***]. In the case of any Combination Product sold in a given country in any Calendar Year, Net Sales for the purpose of determining Royalties and Commercial Milestone Events of the Combination Product in such country will be calculated by multiplying actual Net Sales of such Combination Product in such country by the fraction A/(A+B), where A is the invoice price of the Licensed Asset included in such Combination Product if sold separately as a stand-alone product in such country during the same Calendar Year, and B is the total invoice price of the Other Components in the Combination Product, if sold separately in such country during the same Calendar Year. If, on a country-by-country basis, the Licensed Asset included in such Combination Product is sold separately as a stand-alone product in a country during the same Calendar Year, but the Other Components in the Combination Product are not sold separately in such country during the same Calendar Year, then Net Sales for the purpose of determining Royalties and Commercial Milestone Events of the Combination Product for such country will be calculated by multiplying actual Net Sales of the Combination Product in 14 such country by the fraction A/C, where A is the invoice price of the Licensed Asset if sold separately as a stand-alone product in such country during the same Calendar Year, and C is the invoice price of the Combination Product in such country during the applicable Calendar Quarter. If, on a country-by-country basis, the Licensed Asset included in the Combination Product is not sold separately as a stand-alone product in such country during the same Calendar Year, but the Other Components included in the Combination Product are sold separately in such country during the same Calendar Year, then Net Sales for the purpose of determining Royalties and Commercial Milestone Events of the Combination Product for such country will be calculated by multiplying actual Net Sales of the Combination Product in such country by the fraction C-B/C, where B is the invoice price of the Other Components included in such Combination Product if sold separately in such country during the same Calendar Year, and C is the invoice price of the Combination Product in such country during the applicable Calendar Quarter. If neither the Licensed Asset nor the Other Components included in the Combination Product are sold separately in a given country during the same Calendar Year, then Net Sales for the purpose of determining Royalties and Commercial Milestone Events in such country will be calculated [***]. [***]. 1.97. “Neurocrine Manufacturing Technology” means Neurocrine’s interest in (a) the Neurocrine Sole Program Patent Rights in the Neurocrine Territory and (b) the Program Know-How, in each case (a) and (b), that is (i) Controlled by Neurocrine or its Affiliates during the period starting on the Effective Date and ending on the last day of the Term, (ii) related to the TAK-653 Asset and (iii) necessary to Manufacture any TAK-653 Product in the Field in the Neurocrine Territory. 1.98. “Neurocrine Prosecuted Patent Rights” has the meaning set forth in Section 12.2.1(a) (Neurocrine’s Right). 1.99. “Neurocrine Sole Program Patent Rights” means Program Patent Rights Covering inventions within the Program Know-How made solely by or on behalf of Neurocrine or its Affiliates. 1.100. “Neurocrine Technology” means Neurocrine’s interest in (a) the Program Know-How and (b) the Program Patent Rights in Japan, in each case (a) and (b) that are (i) Controlled by Neurocrine or its Affiliates during the period starting on the Effective Date and ending on the last day of the Term, (ii) related to the TAK-653, and (iii) necessary to Exploit any TAK-653 Product in the Field in Japan, including any data provided pursuant to Section 4.4 (TAK-653 Product Data Sharing). 1.101. “Neurocrine Territory” has the meaning set forth in Section 1.160 (Territory). 1.102. “New License Agreement” has the meaning set forth in Section 13.4.5 (New License Agreements). 1.103. “Nonclinical Asset” means: 15 (a) (i) any Nonclinical Asset listed on Schedule 1.80 (Licensed Assets), (ii) any salt, hydrate, isotope, solvate, ester, free acid or base, polymorph, enantiomer, metabolite or prodrug of any compound in the preceding clause (i), and (iii) any isotope, ester, enantiomer, metabolite or prodrug of the TAK-653 Asset, (b) (i) [***], and (c) [***] (i) is a [***] and (ii) [***]. 1.104. “Other Component” has the meaning set forth in Section 1.18 (Combination Product). 1.105. “Party” or “Parties” has the meaning set forth in the preamble. 1.106. “Patent Challenge” means any challenge to the validity or enforceability of a Patent Right by commencing any opposition proceeding, post-grant review, inter partes review, or declaratory action, or any foreign equivalent thereof, in any court, arbitration proceeding, or other tribunal, including any Patent Office, but excluding (a) any reexamination, reissue or similar proceeding intended to improve the validity, enforceability or scope of a Patent Right, or (b) complying with any applicable Laws (including court order), including responding to compulsory discovery, subpoenas, or other requests for information in a judicial or arbitration proceeding. 1.107. “Patent Costs” means [***]. 1.108. “Patent Offices” has the meaning set forth in Section 10.2.5 (Validity and Enforceability).

16 1.109. “Patent Right” means any patent (including any utility or design patent) or patent application (including any provisional, utility, continued prosecution, continuation, continuations-in-part, divisional, or substitution application), or other filing claiming priority thereto or sharing any common priority therewith, whether directly or indirectly, as well as any patent that issues or has issued with respect to any such patent application, reissue, re-examination, renewal, or extension (including any patent term adjustment, patent term extension, or supplemental protection certificate, or the equivalent thereof), registration or confirmation patent, patent resulting from a post-grant proceeding, patent of addition, revalidation, restoration or extension thereof, or any inventor’s certificate, utility model (including any petty patent, innovation patent, utility certificate, functional design, short-term patent, minor patent, or small patent), or any equivalent or counterpart thereof in any country or jurisdiction. For clarity, a patent filing (a patent or a patent application) is considered to have been made (or to be pending or in force) within a selected time period if the filing itself, or any other filing to which it claims priority or with which it shares any common priority, was made, within (or was pending, or in force within) the time period. 1.110. “Payments” has the meaning set forth in Section 8.3.5(b) (Withholding Taxes). 1.111. “Person” means any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, Governmental Authority, or any other similar entity. 1.112. “Pharmacovigilance Agreement” has the meaning set forth in Section 4.7.1 (Adverse Events Reporting). 1.113. “Phase I Clinical Trial” means a Clinical Trial (or any arm thereof) of an investigational product in subjects that satisfies the requirements of U.S. regulation 21 C.F.R. 312.21(a) and its successor regulation, or an equivalent Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States. 1.114. “Phase II Clinical Trial” means a Clinical Trial (or any arm thereof) of an investigational product that satisfies the requirements of U.S. federal regulation 21 C.F.R. § 312.21(b) and its successor regulation, or an equivalent Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States. 1.115. “Phase III Clinical Trial” means a Clinical Trial (or any arm thereof) of an investigational product on a sufficient number of patients that satisfies the requirements of U.S. federal regulation 21 C.F.R. § 312.21(c) and its successor regulation or an equivalent Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States. 1.116. “PMDA” means the Japanese Pharmaceuticals and Medical Devices Agency or any successor Governmental Authority having substantially the same function. 1.117. “Pricing Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical or biologic products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be). 1.118. “Program Know-How” means any Know-How generated during the period starting on the Effective Date and ending on the last day of the Term by or on behalf of a Party, any of its Affiliates or Sublicensees, either alone or jointly, in the performance of activities relating to the Exploitation of Licensed Products under the Original Agreement or this Agreement. 17 1.119. “Program Patent Rights” means any Patent Right that (a) has a priority date after the Effective Date, and (b) Covers any Program Know-How. 1.120. “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a particular Patent Right, the preparation, filing, prosecution (including any oppositions, interferences, reissue proceedings, reexaminations, post-grant proceedings, supplemental examinations, post grant review proceedings, inter partes review proceedings, patent interference proceedings, opposition proceedings, derivation proceedings, reissue and reexamination, maintenance (including paying maintenance fees and annuities) and defense) of such Patent Right. 1.121. “Redacted Agreement” has the meaning set forth in Section 9.1.3(b) (Confidential Treatment). 1.122. “Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, any approval of a MAA or other approval, product, or establishment license, registration, or authorization of any Regulatory Authority necessary for the commercial marketing or sale of a pharmaceutical or biologic product in such country or other regulatory jurisdiction, excluding, in each case, Pricing Approval. 1.123. “Regulatory Authority” means any Governmental Authority responsible for granting Regulatory Approvals of pharmaceutical or biologic products. 1.124. “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Licensed Other Product or TAK-653 Product in a country or jurisdiction, other than a Patent Right, that prohibits a Person from (a) relying on safety or efficacy data generated by or on behalf of a Party with respect to such Licensed Other Product or TAK-653 Product in an application for Regulatory Approval of a Generic Product, or (b) Commercializing a Licensed Other Product, TAK-653 Product, or a Generic Product, including pediatric exclusivity (as set forth in Section 505(A) of the FD&C Act), orphan drug exclusivity, rights conferred in the U.S. under the Hatch-Waxman Act, or rights similar thereto in other countries or regulatory jurisdictions. 1.125. “Regulatory Lead” means: (a) Takeda, for TAK-653 Products in Japan; and (b) Neurocrine, for all Licensed Other Products worldwide, and all TAK-653 Products in the Neurocrine Territory. 1.126. “Regulatory Submissions” means any regulatory application, submission, notification, communication, correspondence, registration, Regulatory Approval, or other filing made to, received from or otherwise conducted with a Regulatory Authority related to Developing, Manufacturing, or obtaining marketing authorization for a pharmaceutical or biologic product in a particular country or jurisdiction. 1.127. [***]. 1.128. [***]. 1.129. [***]. 18 1.130. [***]. 1.131. [***]. 1.132. “Royalty” means any US Royalty, any Ex-US Royalty, and any Japan Royalty. 1.133. “Royalty Patent Rights” means (a) with respect to a Licensed Product in the Territory, collectively, any and all Takeda Patent Rights, Defensive Patent Rights, or Joint Program Patent Rights that have any Valid Claim(s) Covering such Licensed Product, and (b) with respect to a TAK-653 Product in Japan, collectively, any and all Takeda Patent Rights, Defensive Patent Rights or Program Patent Rights that have any Valid Claim(s) Covering such TAK-653 Product. 1.134. “Royalty Rates” means the applicable royalty rate set forth in Table 8.1.2(a) (Royalty Payments (US)) or Table 8.1.2(b) (Royalty Payments (Ex-US)). 1.135. “Royalty Report” has the meaning set forth in Section 8.3.2 (Reports and Royalty Payments). 1.136. “Royalty Term” means, with respect to a Licensed Product, a country and a Party, the period extending from the First Commercial Sale of such Licensed Product in such country by such Party or its Affiliate or Sublicensee until the latest of (a) expiration of the last Valid Claim of the last-to- expire Royalty Patent Right Covering such Licensed Product in such country, (b) [***] years after the First Commercial Sale of such Licensed Product in such country, or (c) expiration of all Regulatory Exclusivities for such Licensed Product in such country. 1.137. “Safety Concern” means, with respect to any Licensed Product, (a) any safety concern required to be reported under 21 C.F.R. § 312.32 (“IND Safety Reporting”) if an IND with respect to such Licensed Product was open at the time of the observation (or that would be so reportable if an IND was not open at such time), or (b) a toxicity or drug safety issue or a Serious Adverse Event reasonably related to or observed in connection with Development or Commercialization activities with respect to a Licensed Product. 1.138. “SEC” has the meaning set forth in Section 9.1.2 (Permitted Disclosures). 1.139. “Selling Party” has the meaning set forth in Section 1.96 (Net Sales). 1.140. “Serious Adverse Event” means an adverse drug experience or circumstance, whether or not considered drug related, that results in any of the following outcomes: (a) death, (b) life threatening condition, (c) inpatient hospitalization or a prolongation of existing hospitalization, (d) persistent or significant disability or incapacity or substantial disruption of the ability to conduct normal life functions, (e) a congenital anomaly/birth defect, (f) significant intervention required to prevent permanent impairment or damage, or (g) a medical event that may not result in death, be life threatening, or require hospitalization but, based on appropriate medical judgment, that may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes described in clauses (a) through (f). 1.141. “Subcontractor” means a Third Party contractor engaged by a Party or its Affiliate to perform certain obligations or exercise certain rights of such Party under this Agreement (including all Third Party Distributors, contract research organizations, clinical research organizations or CMOs), but excluding all Sublicensees. 19 1.142. “Sublicensee” means a Third Party to which a Party or its Affiliate has granted or grants a license, sublicense, option to license or sublicense or similar right under the Takeda Technology or the Neurocrine Technology to Exploit any Licensed Product, or any further sublicensee of such rights (regardless of the number of tiers, layers or levels of sublicenses of such rights), beyond the mere right to purchase any Licensed Product from or to provide services on behalf of such Party or its Affiliates, but expressly excluding CMOs, CROs, and contract sales forces. 1.143. “Supply Agreement” has the meaning set forth in Section 3.5 (Supply of TAK-653 Products for Development in Japan). 1.144. “TAK-653 Asset” means (a) the TAK-653 Asset listed on Schedule 1.80 (Licensed Assets), and (b) [***]. 1.145. “TAK-653 Competitive Infringement” means the making, using, selling, or offering for sale in Japan, importing into Japan, or exporting from Japan by a Third Party of a pharmaceutical or biologic product that is an AMPA potentiator, which activity actually or potentially infringes a Valid Claim of a Takeda Patent Right or Defensive Patent Right in Japan or a Program Patent Right to the extent included in the Neurocrine Technology. 1.146. “TAK-653 IP Agreement” has the meaning set forth in Section 2.6.3 (TAK-653 IP Agreements). 1.147. “TAK-653 Product” means any pharmaceutical or biologic product comprising a TAK-653 Asset, either alone or as a Combination Product, provided that, with respect to the licenses granted to Takeda and the definition of Neurocrine Technology and Neurocrine Manufacturing Technology, TAK-653 Product excludes any Combination Product in which the Other Component is controlled by Neurocrine or any of its Affiliates, unless otherwise agreed by the Parties in writing. 1.148. “Takeda” has the meaning set forth in the preamble. 1.149. “Takeda Indemnitees” has the meaning set forth in Section 11.2 (Indemnification by Neurocrine). 1.150. “Takeda Know-How” means Know-How, other than Joint Program Know-How, Controlled by Takeda or its Affiliates during the period starting on the Effective Date and ending on the last day of the Term that (a) is necessary to Exploit any Licensed Product (excluding any active pharmaceutical ingredient therein that is not a Licensed Asset) in the Field, (b) is reasonably useful to Exploit one or more Licensed Products in the Field, but, in the case of this clause (b), excluding any Know-How that was [***], or (ii) to the extent related to any active pharmaceutical ingredient Controlled by Takeda or any of its Affiliates that is not a Licensed Asset, or (c) is described on Schedule 1.150 (Takeda Know-How). For clarity, Takeda Know-How includes Program Know- How owned solely by Takeda. 1.151. “Takeda Patent Right” means any Patent Right, other than any Joint Program Patent Right or Defensive Patent Right, Controlled by Takeda or its Affiliates during the period starting on the Effective Date and ending on the last day of the Term that (a) is necessary to Exploit any Licensed Product (excluding any active pharmaceutical ingredient therein that is not a Licensed Asset) in the Field in the Territory, the Neurocrine Territory or Japan, or (b) is reasonably useful to Exploit one or more Licensed Products in the Field in the Territory, the Neurocrine Territory or Japan, but, in

20 the case of this clause (b), [***], or (ii) to the extent related to any active pharmaceutical ingredient Controlled by Takeda or any of its Affiliates that is not a Licensed Asset. The Takeda Patent Rights as of the Execution Date are set forth on Schedule 10.2.1 (Takeda Patent Rights). For clarity, Takeda Patent Rights includes Program Patent Rights owned solely by Takeda. 1.152. “Takeda Request Date” has the meaning set forth in Section 2.7 (Knowledge and Technology Transfer). 1.153. “Takeda Technology” means, collectively, (a) the Takeda Patent Rights, (b) the Defensive Patent Rights, (c) the Takeda Know-How, and (d) Takeda’s interest in the Joint Program Technology. 1.154. “Target Class” means the group of all Licensed Products the mechanism of action of which is one of the following (in the case of Licensed Assets identified on Schedule 1.80 (Licensed Assets), as identified on such schedule): (a) an AMPA potentiator, (b) a [***], or (c) an [***]. 1.155. “Tax” and “Taxation” means any U.S. and non-U.S. federal, state, local, regional, municipal, or other tax or taxation, levy, duty, charge, withholding, or other assessment of any kind (including any related fine, penalty, addition to tax, surcharge, or interest) imposed by, or payable to, a Governmental Authority, including VAT, excise, stamp, transfer, property, and franchise taxes. 1.156. “Term” has the meaning set forth in Section 13.1 (Term). 1.157. “Terminated Product” means any Licensed Product for which this Agreement has been terminated in accordance with Article 13 (Term and Termination), in the form that each such Licensed Product exists as of the date of notice of such termination, and any improvements, modifications, or enhancements thereof. All Licensed Products in the same Target Class will be deemed Terminated Products if this Agreement is terminated with respect to such Target Class. All Licensed Products will be deemed Terminated Products if this Agreement is terminated in its entirety. 1.158. “Terminated Target Class” means any Target Class for which this Agreement has been terminated in accordance with Article 13 (Term and Termination). All Target Classes will be deemed Terminated Target Classes if this Agreement is terminated in its entirety. 1.159. “Terminated Territory” means, on a Target Class-by-Target Class basis, those countries with respect to which this Agreement has been terminated in accordance with Article 13 (Term and Termination) in relation to such Target Class. The Terminated Territory will be: (a) worldwide with respect to Licensed Other Products, if this Agreement is terminated in its entirety with respect to Licensed Other Products, and (b) worldwide excluding Japan with respect to TAK-653 Products, if this Agreement is terminated in its entirety with respect to TAK-653 Products. 1.160. “Territory” means (a) with respect to any TAK-653 Asset and TAK-653 Product, worldwide excluding Japan (the “Neurocrine Territory”), and (b) with respect to all Nonclinical Assets and Licensed Other Products, worldwide, but excluding, in each case (a) and (b), with respect to any Licensed Product, any then-current Terminated Territory for such Licensed Product. 21 1.161. “Third Party” means any Person other than Takeda, Neurocrine, or their respective Affiliates. 1.162. “Third Party Distributor” means, with respect to a country, any Third Party that purchases Licensed Products in such country from the Selling Party or its Affiliates and is appointed as a distributor to distribute, market, and resell such Licensed Product in such country, even if such Third Party is granted ancillary sublicensed or licensed rights under the Takeda Technology to package, distribute, market, or sell such Licensed Product in such country. 1.163. “Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan, or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing. 1.164. “United States” or “U.S.” means the United States and its territories, possessions and commonwealths. 1.165. “US Royalty” has the meaning set forth in Section 8.1.2 (Royalties). 1.166. “Valid Claim” means: (a) a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, held invalid, or unenforceable by a Patent Office or other Governmental Authority of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination, or disclaimer or otherwise; or (b) a pending claim of an unissued, pending patent application, which application has not been pending for the longer of (i) [***] since [***] or (ii) [***] from the date of [***]. 1.167. “VAT” means any value added, consumption, goods services, sales, use, turnover or similar tax. 2. LICENSE GRANT 2.1. License Grant to Neurocrine. Subject to the terms and conditions of this Agreement, during the Term, Takeda hereby grants to Neurocrine an exclusive (even as to Takeda and its Affiliates), non-transferable (except as provided in Section 14.1 (Assignment)), sublicensable (solely as provided in Section 2.3 (Sublicensing Terms)) license in the Field under the Licensed Takeda Technology to Exploit (a) Licensed Other Products in the Territory and (b) TAK-653 Products in the Neurocrine Territory. 2.2. License Grant to Takeda. Subject to the terms and conditions of this Agreement, Neurocrine hereby grants to Takeda: (a) an exclusive (even as to Neurocrine and its Affiliates), perpetual and irrevocable (except as provided in Section 13.3.2(b) (Termination for Patent Challenge), non-transferable (except as provided in Section 14.1 (Assignment)), sublicensable (solely as provided in Section 2.3 (Sublicensing Terms)) license under the Neurocrine Technology to Exploit the TAK-653 Products in the Field in Japan and (b) a non-exclusive, perpetual and irrevocable (except as provided in Section 13.3.2(b) (Termination for Patent Challenge), non-transferable (except as provided in Section 14.1 (Assignment)), sublicensable (solely as provided in Section 2.3 (Sublicensing Terms)), license in the Field in the Neurocrine Territory under the Neurocrine Manufacturing Technology and the Licensed Takeda Technology to Manufacture the TAK-653 22 Products in the Neurocrine Territory solely for the purpose of Exploiting the TAK-653 Products in Japan under the preceding clause (a). 2.3. Sublicensing Terms. Subject to the terms and conditions of [***], each Party may grant sublicenses (through multiple tiers of sublicense) in accordance with the terms of this Section 2.3 (Sublicensing Terms). 2.3.1. Sublicensing Rights. (a) Neurocrine. Subject to the requirements of this Section 2.3 (Sublicensing Terms), Section 2.4 (Subcontractors), [***], and Section 2.5.1 (Neurocrine Grant to Takeda), Neurocrine will have the right to grant sublicenses under the rights granted to it under Section 2.1 (License Grant to Neurocrine) [***]. (b) Takeda. Subject to the requirements of this Section 2.3 (Sublicensing Terms), Section 2.4 (Subcontractors), and Section 2.5.2 (Takeda Grant to Neurocrine), Takeda will have the right to grant sublicenses under the rights granted to it under Section 2.2 (License Grant to Takeda) [***]. 2.3.2. Sublicensing Agreements. Each sublicense granted by a Party pursuant to this Section 2.3 (Sublicensing Terms) will be subject and subordinate to the applicable terms of this Agreement. Any such sublicense (a) will be consistent with the terms of this Agreement, including intellectual property terms and confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement, and (b) to the extent a Party engages a Sublicensee to Commercialize a Licensed Product, include an obligation of such Sublicensee to account for and report its Net Sales (in local currency and Dollars) on a country-by-country and Licensed Product- by-Licensed Product basis and any other information necessary for such Party to comply with its obligation to provide Royalty Reports in accordance with Section 8.3.2 (Reports and Royalty Payments). In addition, unless agreed otherwise by the JSC, each Party will include in each agreement under which it grants a sublicense an obligation of the Sublicensee to assign or grant a sublicensable license to such Party, upon termination of such agreement or with respect to any territory that is not within the scope of the sublicense, of all Know-How generated by the Sublicensee and all Patent Rights owned or controlled by such Sublicensee Covering any such Know-How, in each case, that are necessary to Exploit any Licensed Product subject to such agreement. Each Party will provide the other Party with a written notice of any sublicense granted by such Party or its Affiliates pursuant to this Section 2.3 (Sublicensing Terms) to any Third Party no later than [***] after the effective date thereof and will provide such other Party with a copy of each Third Party sublicense agreement (excluding sublicenses to subcontractors engaged pursuant to Section 2.4 (Subcontractors)), from which copy such Party may redact any confidential information that is not necessary for such other Party to confirm compliance with the terms of this Agreement. 2.3.3. Liability. Notwithstanding any sublicense, each Party will remain primarily liable to the other Party for the performance of all of such Party’s obligations under, and such Party’s compliance with all provisions of, this Agreement, and for the performance of all obligations of its Affiliates and Sublicensees as required under this Agreement. 23 2.4. Subcontractors. Each Party may perform any of its obligations under this Agreement through one or more subcontractors, provided that: (a) neither Party will engage any subcontractor that has been debarred by any Regulatory Authority, (b) each Party remains fully responsible for the work allocated to, and payment to, its subcontractors to the same extent it would be if such Party had done such work itself, (c) the subcontractor undertakes in writing obligations of confidentiality and non-use applicable to the Confidential Information that are at least as stringent as those set forth in Article 9 (Confidentiality and Publication), (d) unless otherwise agreed by the JSC, the subcontractor agrees in writing to assign or grant a sublicensable license (or in the case of a subcontractor that is an academic, government or nonprofit institution or employee thereof, a right to negotiate a license) to such Party to all Know-How generated by the subcontractor and all Patent Rights owned or controlled by the subcontractor Covering any such Know-How, in each case, that are necessary to Exploit any Licensed Product, but excluding [***], and (e) each Party will be liable for any act or omission of any subcontractor that is a breach of any of such Party’s obligations under this Agreement as though the same were a breach by such Party, and the other Party will have the right to proceed directly against such Party without any obligation to first proceed against such subcontractor. Each Party will be solely responsible for the direction of and communications with each such subcontractor engaged by such Party. 2.5. [***]. 2.5.1. [***]. 2.5.2. [***]. 2.5.3. [***]

24 2.6. Third Party IP for TAK-653 Products. 2.6.1. Notice. If, after the Restatement Date during the Term, either Party or its Affiliate identifies any Know-How or Patent Rights from a Third Party that may be necessary or reasonably useful to Exploit any TAK-653 Product (such Know-How or Patent Rights, “Identified TAK-653 Rights”), then such Party will notify the other Party in writing of such Identified TAK-653 Rights and Section 2.6.2 (Neurocrine’s Right) will apply. Within [***] after receipt or delivery of such notice, Takeda will notify Neurocrine in writing if Takeda wishes to obtain rights, as a licensee or sublicensee of Neurocrine, to any such Identified TAK-653 Rights that would be included in the Neurocrine Technology or Neurocrine Manufacturing Technology if they were Controlled by Neurocrine. 2.6.2. Neurocrine’s Right. Neurocrine will have the first right to acquire rights to any Identified TAK-653 Rights, provided that if Takeda does not timely notify Neurocrine pursuant to the last sentence of Section 2.6.1 (Notice) that it wishes to be granted rights under such 25 Identified TAK-653 Rights or if Takeda exercises its opt-out right in accordance with Section 2.6.3 (TAK-653 IP Agreements), then (i) such Identified TAK-653 Rights will be deemed to not be Controlled by Neurocrine, (ii) Neurocrine will either obtain only non- exclusive rights under the applicable Identified TAK-653 Rights in Japan or exclude Japan entirely, in each case, in its agreement for such rights, and (iii) Takeda may, in its discretion and at its sole cost and expense, obtain rights to such Identified TAK-653 Rights solely in Japan. If Neurocrine notifies Takeda in writing that Neurocrine does not intend to obtain rights to such Identified TAK-653 Rights, or does not use reasonable efforts to obtain such Identified TAK-653 Rights within [***] after becoming aware of such Identified TAK- 653 Rights, then Takeda may obtain rights to such Identified TAK-653 Rights solely in Japan. Notwithstanding any provision to the contrary set forth in this Section 2.6 (Third Party IP for TAK-653 Products), Neurocrine will not enter into any agreement for Identified TAK-653 Rights during the Term that would impose disproportionately high (with respect to the relative value of such Identified TAK-653 Rights in each territory) payment terms to Japan in comparison to the Neurocrine Territory. 2.6.3. TAK-653 IP Agreements. If Takeda timely notifies Neurocrine pursuant to the last sentence of Section 2.6.1 (Notice) that it wishes to obtain rights to any particular Identified TAK-653 Rights that would be licensed to Takeda hereunder if Controlled by Neurocrine or its Affiliates, then prior to Neurocrine’s or its Affiliate’s execution of an agreement with a Third Party to acquire or license such Identified TAK-653 Rights (any such agreement, a “TAK-653 IP Agreement”), Neurocrine will (a) provide Takeda an opportunity to review and comment on the terms of the proposed TAK-653 IP Agreement that are applicable to Japan, including any payments that Neurocrine or its Affiliates would be obligated to pay in connection with the grant, maintenance, or exercise of a license or sublicense thereunder, as applicable, (b) use reasonable efforts to incorporate Takeda’s reasonable comments that relate solely to Japan and reasonably attempt to incorporate Takeda’s comments otherwise, and (c) unless Takeda opts out pursuant to the remainder of this sentence, ensure that such TAK-653 IP Agreement includes the right to grant a license or sublicense to Takeda in the Field in Japan under the applicable Identified TAK- 653 Rights, provided that if at any time prior to the execution of the applicable TAK-653 IP Agreement the economic terms of such TAK-653 IP Agreement that apply to Japan have materially deviated from the corresponding economic terms requested in Takeda’s comments provided pursuant to Section 2.6.3(a) (TAK-653 IP Agreements), then Neurocrine will notify Takeda no later than [***] after receiving such terms, and Takeda will have the right, exercisable by Takeda by providing written notice of opt- out to Neurocrine within [***] after receipt of such notice from Neurocrine, to opt-out of such TAK-653 IP Agreement, in which case (i) such TAK-653 Rights will not be deemed Controlled by Neurocrine hereunder, and (ii) Neurocrine will only obtain rights under such TAK-653 Rights in accordance with Section 2.6.2(ii) (Neurocrine’s Right). 2.6.4. Responsibility for Costs. If a TAK-653 IP Agreement includes exclusive rights in Japan in accordance with Sections 2.6.2 (Neurocrine’s Right) and 2.6.3 (TAK-653 IP Agreements), then (a) the applicable Identified TAK-653 Rights will be deemed Controlled by Neurocrine and licensed or sublicensed (as applicable) to Takeda under the licenses granted in Section 2.2 (License Grant to Takeda), subject to the terms of this Agreement and the applicable TAK-653 IP Agreement, and (b) [***] and (ii) [***]. If Takeda itself acquires (not through Neurocrine) any rights to any Identified TAK-653 Rights, then Takeda will [***]. 26 2.7. Knowledge and Technology Transfer. If requested by Neurocrine in writing during the Term, Takeda will promptly disclose to Neurocrine all Takeda Know-How in existence as of the Effective Date or that comes into existence as a result of performance by or behalf of Takeda of activities under the Original Agreement or this Agreement and not previously transferred to Neurocrine. Takeda will provide any assistance as reasonably requested by Neurocrine in connection with Neurocrine’s Exploitation of any particular Takeda Know-How in accordance with this Agreement for a period of up to [***] after the date on which Takeda delivers to Neurocrine such Takeda Know-How. [***]. Notwithstanding any provision to the contrary set forth in this Agreement, Takeda will not be obligated to provide any additional assistance under this Section 2.7 (Knowledge and Technology Transfer) beyond that which can be provided in accordance with the amounts included in the budget agreed by the Parties (as such budget may be updated from time to time by agreement of the Parties). No earlier than [***] after the Restatement Date, Takeda may provide Neurocrine with written notice that Takeda intends in good faith based on approval from its internal governance process to Develop TAK-653 Products in Japan (the date of such notice, the “Takeda Request Date”). Within [***] after the Takeda Request Date, Neurocrine will transfer to Takeda all Program Know-How generated by or on behalf of Neurocrine and not previously provided to Takeda that is included in the Neurocrine Technology. Thereafter, Neurocrine will promptly disclose to Takeda all additional Program Know-How in the Neurocrine Technology that comes into existence as a result of performance by or behalf of Neurocrine of activities under this Agreement and not previously transferred to Takeda. 2.8. No Other Rights and Retained Rights. Except as otherwise expressly provided in this Agreement, under no circumstances will a Party or any of its Affiliates, as a result of this Agreement, obtain any ownership interest, license, or other right in or to any Know-How, Patent Rights, or other intellectual property of the other Party, including tangible or intangible items owned, controlled, or developed by the other Party, or provided by the other Party to the receiving Party at any time, pursuant to this Agreement. Neurocrine will not, and will cause its Affiliates and Sublicensee to not, use or practice any Licensed Takeda Technology outside the scope of or otherwise not in compliance with the rights and licenses granted to Neurocrine under this Agreement. Takeda will not, and will cause its Affiliates and licensees to not, use or practice any Neurocrine Technology or Grantback IP outside the scope of or otherwise not in compliance with the rights and licenses granted to Takeda under this Agreement. Any rights not expressly granted by a Party under this Agreement are hereby retained by such Party. 27 3. DEVELOPMENT 3.1. Development Responsibilities. 3.1.1. Neurocrine. As between the Parties, Neurocrine will be solely responsible for, at its sole expense, all Development of Licensed Products in the Territory and all Manufacturing activities in connection therewith, including preparing Clinical Trial designs and protocols, sponsoring Clinical Trials, engaging CROs, and being responsible for managing activities at Clinical Trial sites. 3.1.2. Takeda. As between the Parties, Takeda will be solely responsible for, at its sole expense, all Development of TAK-653 Products in Japan and, except as expressly set forth herein or otherwise agreed by the Parties in writing, all Manufacturing activities in connection therewith, including preparing Clinical Trial designs and protocols, sponsoring Clinical Trials, engaging CROs, and being responsible for managing activities at Clinical Trial sites. [***]. 3.1.3. Commencing no later than [***] after the Effective Date, and no less than [***] thereafter, each Party will submit a written plan for the Development activities planned to be conducted for TAK-653 Assets and TAK-653 Products, with respect to Takeda, in Japan, and with respect to Neurocrine, in the Neurocrine Territory, including (a) a high-level description of material pre-clinical, clinical, regulatory and other Development activities to be conducted and (b) an estimated timeline of all such Development activities (each Party’s plan, a “Development Plan”). Each Party will submit their initial proposed Development Plans, and each [***] update thereto, to the JSC for review and discussion and, [***]. 3.2. Neurocrine Development Diligence Obligations. Neurocrine will use Commercially Reasonable Efforts to Develop and seek Regulatory Approval and, as applicable, Pricing Approval for (a) at least one TAK-653 Product in each of the Major Markets other than Japan and (b) at least one Licensed Product that comprises a Nonclinical Asset in the [***] Target Class and at least one Licensed Product that comprises a Nonclinical Asset in the [***] Target Class, in each case, in at least one Major Market. 3.3. Licensed Products Development Reports. Neurocrine will keep Takeda informed regarding the progress of the Development of the Licensed Products in the Territory, and Takeda will keep Neurocrine informed regarding the progress of the Development of TAK-653 Products in Japan. Each Party will report to the other Party material developments and information that it comes to possess relating to the Development of the Licensed Products, including any material information regarding the Development of the Licensed Products reasonably requested by such other Party from time to time to the extent and in the form readily available to such Party and able to be disclosed to such other Party (each such report, a “LP Development Report”). All reports and information provided under this Section 3.3 (Licensed Products Development Reports) will be the Confidential Information of the providing Party, and subject to the terms of Article 9 (Confidentiality and Publication).

28 3.4. Scientific Records. Each Party will maintain scientific records of its Development activities hereunder in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with GLP, cGMP, and GCP with respect to activities intended to be submitted in regulatory filings (including INDs), all of which records will fully and accurately reflect all work done and results achieved in the performance of the Development activities and Clinical Trials by or on behalf of such Party with respect to Licensed Products. 3.5. Supply of TAK-653 Products for Development in Japan. Upon Takeda’s written request at any time after the Takeda Request Date, the Parties will negotiate in good faith and enter into a supply agreement pursuant to which Neurocrine will supply TAK-653 Products (a “Supply Agreement”), in the form then Manufactured by Neurocrine for its own use and according to the Manufacturing process and specifications then used by Neurocrine, to Takeda for use in connection with Takeda’s Development activities; provided that Neurocrine will have no obligation under this Agreement or any supply agreement between the Parties (or their respective Affiliates) to make any changes to its then-current Manufacturing process or specifications in connection with its supply to Takeda. The price for any TAK-653 Product supplied by Neurocrine to Takeda for Development purposes will be [***]. If the Parties fail to enter a Supply Agreement within [***] after Takeda’s request despite the good faith efforts of the Parties, then either Party may refer the outstanding issues in the Supply Agreement for attempted resolution in good faith by the Parties’ Executive Officers by providing written notice to the other Party. After receipt of such written notice, the Executive Officers of each Party will attempt to resolve the outstanding issues in the Supply Agreement in good faith within [***] after such notice is received. If, within [***] after such notice is received, despite such Executive Officers’ good faith efforts, the outstanding issues have not been resolved, then either Party may refer the determination of the final form of the Supply Agreement to [***]. 3.6. Development Costs. 3.6.1. After the Restatement Date, Neurocrine may invoice Takeda for the costs incurred by Neurocrine to Develop the TAK-653 Product prior to the Restatement Date and owed but not previously paid by Takeda under the Original Agreement, provided that such costs are consistent with the Co-Funded Development Budgets (as such term is defined under the Original Agreement) provided by NBI to Takeda under the Original Agreement for the applicable activities. Takeda will pay each such invoice no later than [***] after receipt thereof. 3.6.2. As of the Restatement Date, except as provided herein or in any Supply Agreement between the Parties, (i) Neurocrine will be solely responsible for any and all costs and expenses incurred by Neurocrine after the Restatement Date in connection with the Development and Manufacturing of the TAK-653 Product in the Neurocrine Territory and (ii) Takeda will be solely responsible for any and all costs and expenses incurred by Takeda after the Restatement Date in connection with the Development and Manufacture of the TAK-653 Product in Japan. 4. REGULATORY MATTERS 4.1. Regulatory Responsibilities. 4.1.1. Neurocrine. Neurocrine (itself or through its Affiliate or Sublicensee) will be solely responsible as the Regulatory Lead for all regulatory matters in the Territory relating to the 29 Licensed Products. Neurocrine (itself or through its Affiliate or Sublicensee) will own all INDs, MAA, Regulatory Approvals, other Regulatory Submissions, and related regulatory documents in the Territory with respect to such Licensed Products (in each case, as applicable). Takeda will provide all assistance reasonably requested by Neurocrine in connection with Neurocrine’s preparation and submission of any MAA for a Licensed Product and obtaining Regulatory Approval for Licensed Products, and Neurocrine will reimburse Takeda for all documented FTE Costs at the FTE Rate and external expenses associated with such assistance, within [***] after receipt of an undisputed invoice therefor. 4.1.2. Takeda. Takeda (itself or through its Affiliate or Sublicensee) will be solely responsible as the Regulatory Lead for all regulatory matters in Japan relating to the TAK-653 Products. Takeda (itself or through its Affiliate or Sublicensee) will own all INDs, MAA, Regulatory Approvals, other Regulatory Submissions, and related regulatory documents in Japan with respect to TAK-653 Products (in each case, as applicable). Neurocrine will provide all assistance reasonably requested by Takeda in connection with the preparation and submission of any CTA or MAA for a TAK-653 Product, or obtaining Regulatory Approval, in each case, by or on behalf of Takeda, for TAK-653 Products in Japan, and Takeda will reimburse Neurocrine for all documented FTE Costs at the FTE Rate and external expenses associated with such assistance, within [***] after receipt of an undisputed invoice therefor. 4.2. Regulatory Submissions, Study Reports and Data not Controlled by Takeda. [***]. 4.3. Regulatory Information Obligations. Each Party will provide the other Party, through the JSC at least once every [***] Calendar Quarters, with written notice of each of the following events with regard to each Licensed Product in the Territory with respect to Neurocrine, and each TAK- 653 Product in Japan with respect to Takeda: (a) to the extent notice was not previously provided, notice of the submission of any filings or applications for Regulatory Approval of such Licensed Products to any Regulatory Authority; and (b) a summary of all Regulatory Submissions anticipated to be filed for any Licensed Products within the upcoming [***] Calendar Quarters; provided that each Party will use reasonable efforts to inform the other Party of such events under (a) or (b) prior to public disclosure of such event by such Party. 4.4. TAK-653 Product Data Sharing. On and after the Restatement Date with respect to Takeda as the providing Party, and on and after the Takeda Request Date with respect to Neurocrine as the providing Party, to the extent not previously provided, each Party will promptly provide the other Party with copies (along with an English translation thereof, if applicable) of all data, results and 30 all supporting documentation (e.g., protocols, investigator’s brochures, and analysis plans) Controlled by such Party that is (a) generated by or on behalf of such Party in the performance of Development activities for the TAK-653 Product and (b) licensed to the other Party hereunder. Such copies will be provided upon availability after the conclusion of the applicable study or Clinical Trial. Such data, results, and supporting documentation provided by a Party pursuant to this Section 4.4 (TAK-653 Product Data Sharing) will be the Confidential Information of such Party, and such Party will be the disclosing Party with respect thereto, in each case, subject to the terms of Article 9 (Confidentiality and Publication). Each Party will bear its own costs and expenses of providing data, results, and supporting documentation to the other Party in accordance with this Agreement. If either Party believes that the other Party’s requests under this Section 4.4 (TAK-653 Product Data Sharing) are overly burdensome, then the JSC will discuss such requests and a reasonable schedule for sharing of such data, results, and supporting documentation. 4.5. Costs of Regulatory Affairs. Each Party will be solely responsible for all costs and expenses it incurs in connection with regulatory activities for Licensed Products. 4.6. No Harmful Actions. If Neurocrine believes that Takeda is taking or intends to take any action with respect to a TAK-653 Product that is reasonably likely to have an adverse impact upon the regulatory status of such TAK-653 Product in the Territory, then at Neurocrine’s request, the Parties will discuss in good faith strategies to minimize any such impact (if any). 4.7. Adverse Events Reporting. 4.7.1. If Takeda commences clinical development of any TAK-653 Product, Neurocrine and Takeda will enter into a written agreement (the “Pharmacovigilance Agreement”) that establishes worldwide safety and pharmacovigilance procedures for the Parties with respect to the TAK-653 Products, such as safety data sharing and exchange, Adverse Events reporting and prescription events monitoring. The Pharmacovigilance Agreement will describe the coordination of collection, investigation, reporting, and exchange of information concerning Adverse Events or any other safety problem of any significance, and product quality and product complaints involving Adverse Events, related to TAK-653 Products, sufficient to permit each Party, its Affiliates, and its Sublicensees to comply with its legal obligations. The Pharmacovigilance Agreement will be promptly updated if required by changes in legal requirements. Each Party hereby agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates and require its Sublicensees to comply with such obligations. 4.7.2. Each Party will be responsible for complying with all Laws governing Adverse Events for all Clinical Trials of any TAK-653 Product performed by such Party. 4.7.3. Neurocrine will hold and control the global safety database for each TAK-653 Product for the exchange by the Parties, in English, of any information of which a Party becomes aware concerning any Adverse Event experienced by a subject or patient being administered the applicable TAK-653 Product, including any such information received by either Party from any Third Party (subject to receipt of any required consents from such Third Party). [***]. It is understood that each Party and its Affiliates and Sublicensees has the right to disclose such information if disclosure is reasonably necessary to comply with Laws or requirements of any applicable Regulatory Authority. 31 4.8. Data Privacy. The Parties will enter into any necessary agreement(s) under applicable data security and protection Laws (such as a data transfer agreement) when required by applicable Laws. The terms of each such agreement will be agreed by the Parties when the requirement to enter into such agreement has been confirmed by the Parties. 5. COMMERCIALIZATION 5.1. Commercialization of the Licensed Products. Neurocrine (itself or through its Affiliates or Sublicensees) will have the sole right and responsibility for the Commercialization of Licensed Products in the Territory, at its sole expense. Takeda (itself or through its Affiliates or Sublicensees) will have the sole right and responsibility for the Commercialization of TAK-653 Products in Japan, at its sole expense (except if the Parties agree that Neurocrine will supply TAK- 653 Products for Commercial use pursuant to Section 5.7 (Supply of TAK-653 Products for Japan)). 5.2. Commercialization Diligence Obligations. Neurocrine will use Commercially Reasonable Efforts to Commercialize each Licensed Product in each jurisdiction in which such Licensed Product receives Regulatory Approval and, if applicable, Pricing Approval. 5.3. Licensed Products Commercialization Reporting. Each Party will share with the other Party material developments and information that it comes to possess relating to the Commercialization of the Licensed Products, including any material information regarding the Commercialization of the Licensed Products reasonably requested by such other Party from time to time to the extent and in the form readily available to such Party and able to be disclosed to such other Party. In addition, each Party will provide to the JCC (or if the JCC has not been formed, to the JSC, or if the JCC and JSC have disbanded, to the other Party), at least [***] every Calendar Year and reasonably in advance of each meeting of the JCC or JSC (as applicable), a report (by means of a slide presentation or otherwise) summarizing results and key Commercialization activities undertaken and planned to be undertaken for TAK-653 Products in Japan (with respect to Takeda) or in the Neurocrine Territory (with respect to Neurocrine) (including, for example, updates regarding regulatory matters and Commercialization activities for the next Calendar Year) (each such report, a “LP Commercialization Report”). 5.4. Commercialization Information Sharing. Commencing no later than [***] before the expected launch of a TAK-653 Product anywhere in the world and continuing on [***] basis thereafter during the Term, the JCC will review and discuss the efforts each Party will undertake in its territory with respect to (a) [***], (b) [***], (c) [***], and (d) [***]. Each Party will also present updates at each meeting of the JCC regarding any [***]. 5.5. Recalls, Market Withdrawals, or Corrective Actions. Each Party will notify the other Party immediately if it obtains information indicating that any TAK-653 Product may be subject to any recall or other similar market withdrawal or other action. Neurocrine will have the sole right to decide whether to conduct, at its sole cost and expense, any recall or other similar market withdrawal or other action for any Licensed Product in the Territory, and the manner in which any such recall will be conducted (including any such recall requested by a Regulatory Authority). Takeda will have the sole right to decide whether to conduct, at its sole cost and expense, any recall or other similar market withdrawal or other action for any TAK-653 Product in Japan, and the manner in which any such recall will be conducted (including any such recall requested by a Regulatory Authority).

32 5.6. Cross-Territorial Restrictions. Except for Manufacturing and supply of TAK-653 Products in accordance with this Agreement, each Party hereby covenants and agrees that it shall not, and shall ensure that its Affiliates and require that its Sublicensees shall not, either directly or indirectly, promote, market, distribute, import, sell or have sold or otherwise Exploit any TAK-653 Product for Commercial purposes, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like (a) outside of Japan, with respect to Takeda or (b) in Japan, with respect to Neurocrine, including in each case (a) or (b), to any Third Party that such Party knows (or reasonably should know after due inquiry) has previously exported or is likely to export the TAK-653 Product outside Japan (with respect to Takeda) or into Japan (with respect to Neurocrine). Neither Party shall engage, nor permit its Affiliates and Sublicensees to engage, in any advertising or promotional activities relating to any TAK-653 Product for use directed primarily to customers or other buyers or users of the TAK-653 Product located in any country or jurisdiction outside Japan (with respect to Takeda) or in Japan (with respect to Neurocrine), or solicit orders from any prospective purchaser located in any country or jurisdiction outside Japan (with respect to Takeda) or in Japan (with respect to Neurocrine). If a Party or its Affiliates or Sublicensees receive any order for the TAK-653 Product from a prospective purchaser located in a country or jurisdiction outside Japan (with respect to Takeda) or in Japan (with respect to Neurocrine), then such Party shall immediately refer that order to such other Party and shall not accept any such orders. Neither Party shall, nor permit its Affiliates or Sublicensees to, deliver or tender (or cause to be delivered or tendered) any TAK-653 Product to any Third Party for use in or distribution into any country or jurisdiction outside Japan (with respect to Takeda) or in Japan (with respect to Neurocrine). 5.7. Supply of TAK-653 Products for Japan. Upon Takeda’s reasonable request following Takeda’s Initiation of a Phase III Clinical Trial of a TAK-653 Product in Japan, the Parties will negotiate in good faith and enter into, as applicable, an amendment to the Supply Agreement (if the Parties have agreed to a Supply Agreement for Development supply) or a new Supply Agreement, pursuant to which Neurocrine will supply TAK-653 Products, in the form then Manufactured by Neurocrine for its own use and according to the Manufacturing process and specifications then used by Neurocrine, to Takeda for Commercial use in Japan; provided that Neurocrine will have no obligation under this Agreement or any Supply Agreement between the Parties (or their respective Affiliates) to make any changes to its then-current Manufacturing process or specifications in connection with its supply to Takeda. The price for any TAK-653 Product supplied by Neurocrine to Takeda will be [***]. If the Parties fail to enter a Supply Agreement within [***] after Takeda’s request despite the good faith efforts of the Parties, then either Party may refer the outstanding issues in the Supply Agreement for attempted resolution in good faith by the Parties’ Executive Officers by providing written notice to the other Party. After receipt of such written notice, the Executive Officers of each Party will attempt to resolve the outstanding issues in the Supply Agreement in good faith within [***] after such notice is received. If, within [***] after such notice is received, despite such Executive Officers’ good faith efforts, the outstanding issues have not been resolved, then either Party may refer the determination of the final form of the Supply Agreement to [***]. 6. MEDICAL AFFAIRS 6.1. Responsibilities. Neurocrine will be solely responsible, at its sole expense, for all Medical Affairs activities for Licensed Products in the Territory. Takeda will be solely responsible, at its sole expense, for all Medical Affairs activities for TAK-653 Products in Japan. Each Party will keep the other Party informed regarding its Medical Affairs activities for TAK-653 Products. The Parties 33 will review and discuss at the JSC each Party’s [***]. 7. GOVERNANCE 7.1. Alliance Manager. Under the Original Agreement, each Party designated an individual to facilitate communication and coordination of the Parties’ activities under this Agreement relating to the Licensed Products and to provide support and guidance to the JSC, including preparing agendas, meeting materials, and meeting minutes for JSC meetings (each, an “Alliance Manager”). Each Alliance Manager may, but is not required to, serve as a representative of its respective Party on the JSC, but the Alliance Managers or suitable designees will attend all meetings of the JSC. The Alliance Managers may bring to the attention of the JSC any matters or issues either of them reasonably believes should be discussed by the JSC. Each Party may replace its Alliance Manager at any time by written notice to the other Party. The Alliance Managers will be responsible for creating and maintaining a constructive work environment between the Parties. Without limiting the generality of the foregoing, the Alliance Managers will: (a) identify and timely bring to the attention of their respective managements any disputes arising between the Parties related to this Agreement; (b) provide a single point of communication between the Parties with respect to this Agreement and the Parties’ respective activities hereunder; (c) ensure that meetings of the JSC occur as set forth in this Agreement, that procedures are followed with respect to such meetings (including the giving of proper notice and the preparation and approval of minutes) and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed; and (d) undertake such other responsibilities as the Parties may mutually agree in writing. 7.2. Joint Steering Committee. 7.2.1. Purpose; Formation. Under the Original Agreement, the Parties established a joint steering committee (the “JSC”) that will monitor and provide strategic oversight of the activities under this Agreement and facilitate communication between the Parties, in each case, with respect to the Development of all Licensed Products, all in accordance with the terms of this Agreement. The JSC will disband upon [***]; provided that if, following the disbandment of the JSC pursuant to this Section 7.2.1 (Purpose; Formation), either Party or its Affiliate or Sublicensee thereafter commences any additional Development of any Licensed Product, then the JSC will be reinstated. 7.2.2. Composition. Each Party’s representatives to the JSC will have knowledge and expertise in the Exploitation of assets and products similar to the Licensed Products, and will have sufficient seniority within the applicable Party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibilities. The JSC may change its size from time to time by unanimous consent of the Parties, provided that, unless otherwise agreed by the Parties in writing, the JSC will consist at all times of an equal number of representatives of each Party. Each Party may replace its JSC representatives at any time upon written notice to the other Party. The JSC may invite non-members to participate in the discussions and meetings of the JSC, but such participants will have no voting authority at the JSC and must be bound under written obligations of confidentiality no less protective of the Parties’ Confidential Information than those set forth in this Agreement. The Alliance Managers will prepare and circulate agendas and ensure the preparation and approval of minutes. 34 7.2.3. Responsibilities of JSC. In addition to its overall responsibility for monitoring and providing strategic oversight with respect to the Parties’ activities with respect to the Development of all Licensed Products under this Agreement, the JSC will have the following responsibilities: (a) review and discuss each Party’s Development Plan, and approve Takeda’s Development Plan, in each case, including any updates and amendments thereto, and review, discuss and approve the design and protocol of each Clinical Trial of a TAK-653 Product in Japan; (b) determine whether to approve any sublicense agreement in which the potential Sublicensee does not agree to assign or grant a sublicensable license to a Party upon termination of such agreement or with respect to any territory that is not within the scope of the sublicense of all Know-How generated by the Sublicensee and all Patent Rights owned or controlled by such Sublicensee Covering any such Know-How, in each case, that are necessary to Exploit any Licensed Product subject to such agreement, as described in Section 2.3.2 (Sublicensing Agreements); (c) determine whether to approve the engagement of any potential subcontractor that does not agree to assign or grant a sublicensable license (or in the case of a subcontractor that is an academic, government or nonprofit institution, or any employee thereof, a right to negotiate a license) to a Party to all Know-How generated by the subcontractor and all Patent Rights owned or controlled by the subcontractor Covering any such Know-How, in each case, that are necessary to Exploit any Licensed Product, as described in Section 2.4 (Subcontractors); (d) review and discuss [***]; (e) review and discuss any proposed publication by either Party, as described in Section 9.2 (Publication and Publicity); (f) serve as a forum for exchange of information for the Parties in relation to the Licensed Products, or any activities undertaken by or on behalf of either Party under this Agreement; (g) review and discuss LP Development Reports, as described in Section 3.3 (Licensed Products Development Reports), LP Commercialization Reports, if applicable as described in Section 5.3 (Licensed Products Commercialization Reporting), and notices and summaries of Regulatory Submissions, as described in Section 4.3 (Regulatory Information Obligations), in each case that are provided by either Party; (h) if requested by either Party, discuss each Party’s requests and a reasonable schedule for sharing of data, results, and supporting documentation under Section 4.4 (TAK-653 Product Data Sharing); 35 (i) attempt to resolve any disputes on matters within the JSC’s authority on an informal basis and in good faith prior to the institution of escalation or other formal dispute resolution mechanisms hereunder; and (j) perform such other functions expressly allocated to the JSC in this Agreement or by the written agreement of the Parties. 7.2.4. JSC Meetings. The JSC will meet at least semi-annually unless the Parties mutually agree in writing to a different frequency. No later than [***] prior to any meeting of the JSC (or such shorter time period as the Parties may agree), the Alliance Managers will prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting. Either Party may also call a special meeting of the JSC (by videoconference, teleconference, or in person) by providing at least [***] prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such Party will work with the Alliance Managers to provide the members of the JSC, no later than [***] prior to the special meeting, with an agenda for the meeting and materials reasonably adequate to enable an informed decision on the matters to be considered. In addition to any items set forth on the agenda for a meeting of the JSC, at each meeting of the JSC, each Party will provide a high-level update on all activities performed by or on behalf of such Party in connection with the Exploitation of the Licensed Products since the last meeting of the JSC. The JSC may meet in person, by videoconference or by teleconference. Notwithstanding the foregoing, at least one meeting per Calendar Year will be in person unless the Parties agree in writing to waive such requirement. In-person JSC meetings will be held at locations alternately selected by each Party. Each Party will bear the expense of its respective JSC members’ participation in JSC meetings. Meetings of the JSC will be effective only if at least one representative of each Party (which representative is not such Party’s Alliance Manager) is present or participating in such meeting. The Alliance Managers will be responsible for preparing reasonably detailed written minutes of all JSC meetings that reflect material decisions made and action items identified at such meetings. The Alliance Managers will send draft meeting minutes to each member of the JSC for review and approval within [***] after each JSC meeting. Such minutes will be deemed approved unless one or more members of the JSC object to the accuracy of such minutes within [***] of receipt. 7.3. Decisions of the JSC. The JSC has the authority (a) for matters specifically delegated to it or expressly specified in this Agreement and (b) with respect to any other matter agreed to by the Parties in writing. For clarity, the JSC will not have any power to amend, modify, or waive compliance with this Agreement. The JSC has no other authority under this Agreement than what is expressly granted under this Agreement. The JSC will use good faith, commercially reasonable efforts in compliance with this Section 7.3 (Decisions of the JSC) to promptly resolve any such matter for which it has authority. If the JSC is unable to reach consensus with respect to any such matter for which it is responsible within [***] after a Party affirmatively states to the other Party that a decision needs to be made, then such matter will be subject to Section 7.4 (Resolution of JSC Disputes). 7.4. Resolution of JSC Disputes. 7.4.1. Referral to Executive Officers. Either Party may make an election under Section 7.3 (Decisions of the JSC) to refer a matter as to which the JSC cannot reach a consensus decision to the Executive Officers, following which the JSC will promptly submit in writing the respective positions of the Parties to their respective Executive Officers. Such Executive Officers will use good faith efforts, in compliance with this Section 7.4.1 (Referral to Executive Officers), to resolve promptly such matter within [***] after the JSC's submission of such matter to such Executive Officers, which good faith efforts will include at least one in-person or telephonic meeting between such Executive Officers within such [***] period.

7.4.2. Final Decision-Making Authority. If the Executive Officers are unable to reach agreement on any such matter referred to them under Section 7.4.1 (Referral to Executive Officers) within the applicable [***] period, then: (a) Takeda will have final decision-making authority with respect to [***], and (b) Neurocrine will have final decision-making authority with respect to [***].

7.4.3. Limitations on Decisions. Notwithstanding any provision to the contrary set forth in this Agreement, without the other Party's prior written consent, no exercise of a Party's decision-making authority on any such matters may, without the other Party's prior written consent, (a) result in an increase in the other Party's or its Affiliates' obligations under this Agreement, (b) impose any requirements that the other Party take or decline to take any action that would result in a violation of any Law, ethical requirement, or any agreement with any Third Party or the infringement of intellectual property rights of any Third Party, or (c) otherwise conflict with, or constitute a modification of or waiver under, this Agreement.

7.4.4. Good Faith. In conducting themselves on committees, and in exercising their rights under this Section 7.4 (Resolution of JSC Disputes), all representatives of both Parties will consider diligently, reasonably, and in good faith all input received from the other Party, and will use reasonable efforts to reach consensus on all matters before them. In exercising any decision-making authority granted to it under this Section 7.4 (Resolution of JSC Disputes), each Party will act based on its reasonable and good faith judgment taking into consideration Neurocrine's obligations to use Commercially Reasonable Efforts with respect to Exploitation of the Licensed Products as set forth in this Agreement.

7.5. JSC Disbandment. After the disbandment of the JSC under this Article 7 (Governance), the JSC will have no further obligations under this Agreement, and thereafter each Party will designate a contact person for the exchange of information under this Agreement or such exchange of information will be made through the Alliance Managers, and decisions of the disbanded JSC will be decisions as between the Parties, subject to the other terms and conditions of this Agreement.

7.6. Joint Commercialization Committee.

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7.6.1. Formation; Authority. No later than [***] prior to the expected Regulatory Approval of a TAK-653 Product in Japan, the JSC will establish and delegate specifically- defined duties to a joint commercialization committee that will oversee worldwide Commercialization of TAK-653 Products (the "JCC"). The JCC and its activities will be subject to the oversight of, and will report to, the JSC. The JCC may not exceed its authorities specified for the JSC in this Article 7 (Governance). Any disagreement between the representatives of the Parties on the JCC will be referred to the JSC for resolution in accordance with Section 7.4 (Resolution of JSC Disputes). The JCC will dissolve upon the expiration of the final Royalty Term for a TAK-653 Product.

7.6.2. Membership of the JCC. Each Party will designate up to [***] representatives with appropriate knowledge, expertise, and decision-making authority to serve as members of the JCC; provided that each Party shall have the same number of representatives as the other Party. Each Party may replace its JCC representatives at any time upon written notice to the other Party. The Alliance Manager of each Party (or his or her designee) may attend meetings of the JCC as a non-voting participant.

7.6.3. JCC Leadership and Meetings. The JCC members will designate a chairperson of the JCC, who will be responsible (or his or her designee) for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and issuing minutes of each meeting within [***] thereafter. Such minutes will be finalized upon endorsement of all JCC members. The JCC will hold meetings at such times as it elects to do so and at such locations as the Parties may agree upon or, if agreed by the Parties, by audio or video teleconference. Each Party will be responsible for all of its own expenses of participating in any JCC meeting.

7.6.4. Specific Responsibilities of the JCC. The responsibilities of the JCC will be to:

(a) serve as a forum for exchange of information with respect to the Commercialization of TAK-653 Products worldwide;

(b) review and discuss LP Commercialization Reports provided by either Party, as described in Section 5.3 (Licensed Products Commercialization Reporting); and

(c) review and discuss the (i) [***], (ii) [***], (iii) [***], and (iv) [***], in each case (i)-(iv), with respect to TAK-653 Products as described in Section 5.4 (Commercialization Information Sharing).

8. PAYMENTS

8.1. Payments for the Licensed Assets and Licensed Products.

8.1.1. Milestone Payments.

(a) Development Milestones. Subject to this Section 8.1.1(a) (Development Milestones), unless paid under the Original Agreement, Neurocrine will make [***] milestone payments (each, a "Development Milestone Payment") on a Licensed Product-by-Licensed Product basis to Takeda upon the first achievement by Neurocrine or its Affiliates or Sublicensees of each of the development

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milestone events set forth in Table 8.1.1(a) (Development Milestones) below (each, a "Development Milestone Event") for each Licensed Product to achieve the applicable Development Milestone Event. Neurocrine will notify Takeda in writing of the achievement of a Development Milestone Event by Neurocrine or its Affiliates or Sublicensees no later than [***] after the achievement thereof. Thereafter, Takeda will provide Neurocrine with an invoice for the corresponding Development Milestone Payment, and Neurocrine will pay to Takeda such Development Milestone Payment no later than [***] after its receipt of an invoice for such Development Milestone Payment. [***].

Table 8.1.1(a) – Development Milestones		
Development Milestone Event	TAK-653 Product Milestone Payment	Nonclinical Asset Milestone Payment
(1) [***]	[***]	$[***]
(2) [***]	[***]	$[***]
(3) [***]	$[***]	$[***]
(4) [***]	$[***]	$[***]

For clarity, for a particular Licensed Product, Milestone #1 will be deemed achieved and payable, if not already achieved, upon achievement of any of Milestone #2 or Milestone #3 for such Licensed Product; Milestone #2 will be deemed achieved and payable, if not already achieved, upon achievement of Milestone #3 or Milestone #4 for such Licensed Product; and Milestone #3 will be deemed achieved and payable, if not already achieved, upon achievement of Milestone #4 for such Licensed Product. [***].

(b) Commercial Milestones. Subject to this Section 8.1.1(b) (Commercial Milestones), on a Licensed Asset-by-Licensed Asset basis, Neurocrine will make [***] commercial milestone payments (each, a "Commercial Milestone Payment" and together with the Development Milestone Payments, the "Milestone Payments") to Takeda upon the achievement by Neurocrine or its Affiliates or Sublicensees of each of the sales-based milestones events set forth in Table 8.1.1(b) (Commercial Milestones) below (each, a "Commercial Milestone Event" and together with the Development Milestone Events, the "Milestone Events") with respect to aggregate Annual Net Sales in the Territory of all

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Licensed Products that contain the same Licensed Asset, provided that Net Sales of any Licensed Product in any country will not be included after the Royalty Term for such Licensed Product and country has ended. For clarity, for purposes of Commercial Milestone Events for TAK-653 Products, only Annual Net Sales worldwide outside of Japan will be included. Neurocrine will notify Takeda in writing of the achievement of a Commercial Milestone Event by Neurocrine or its Affiliates or Sublicensees no later than [***] after the end of the Calendar Quarter in which such Commercial Milestone Payment is payable pursuant to the preceding sentence. Thereafter, Takeda will provide Neurocrine with an invoice for the corresponding Commercial Milestone Payment, and Neurocrine will pay to Takeda such Commercial Milestone Payment no later than [***] after receipt of the applicable invoice from Takeda. If, during any Calendar Quarter, Neurocrine or its Affiliates or Sublicensees achieves more than one Commercial Milestone Event, then Neurocrine will make payment with respect to both such achieved Commercial Milestone Events according to the foregoing payment timeline in such Calendar Quarter.

Table 8.1.1(b) – Commercial Milestones	
Commercial Milestone Event	Commercial Milestone Payment
First Calendar Year in which aggregate Annual Net Sales in the Territory of all Licensed Products that contain the same Licensed Asset exceed $[***]	$[***]
First Calendar Year in which aggregate Annual Net Sales in the Territory of all Licensed Products that contain the same Licensed Asset exceed $[***]	$[***]
First Calendar Year in which aggregate Annual Net Sales in the Territory of all Licensed Products that contain the same Licensed Asset exceed $[***]	$[***]

8.1.2. Royalties.

(a) Payable by Neurocrine. Until the expiration of the Royalty Term for each Licensed Product in each country in the Territory and subject to the provisions of Section 8.1.3 (Royalty Reductions), Neurocrine will pay to Takeda royalties in the amount of (a) the marginal Royalty Rates set forth in Table 8.1.2(a) (Royalty Payments (US)) below, based on the aggregate Net Sales resulting from the sale of all Licensed Products that contain the same Licensed Asset in the United States during each Calendar Year until the expiration of the applicable Royalty Term (for each Licensed Product, the "Annual US Net Sales," and such payments, "US Royalties"), and (b) the marginal Royalty Rates set forth in Table 8.1.2(b) (Royalty Payments (Ex-US)) below, based on the aggregate Net Sales resulting from the sale of all Licensed Products that contain the same Licensed Asset in the Territory other than in the United States during each Calendar Year until the expiration of the applicable Royalty Term (for each Licensed Product, the "Annual Ex-US Net Sales," and such payments, "Ex-US Royalties"). For clarity, Annual Ex-US Net Sales for TAK-653 Products do not include Net Sales in Japan.

TABLE 8.1.2(a) –Royalty Payments (US)		
Annual US Net Sales	TAK-653 Product	Nonclinical Asset

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	Marginal Royalty Rate (% of Annual US Net Sales)	Marginal Royalty Rate (% of Annual US Net Sales)
The portion of Annual US Net Sales less than $[***]	[***]%	[***]%
The portion of Annual US Net Sales greater than or equal to $[***]and less than $[***]	[***]%	[***]%
The portion of Annual US Net Sales greater than or equal to $[***]and less than $[***]	[***]%	[***]%
The portion of Annual US Net Sales greater than or equal to $[***]	[***]%	[***]%

TABLE 8.1.2(b) – Royalty Payments (Ex-US)		
Annual Ex-US Net Sales	TAK-653 Product Marginal Royalty Rate (% of Annual Ex-US Net Sales)	Nonclinical Asset Marginal Royalty Rate (% of Annual Ex-US Net Sales)
The portion of Annual Ex-US Net Sales less than $[***]	[***]%	[***]%
The portion of Annual Ex-US Net Sales greater than or equal to $[***] and less than $[***]	[***]%	[***]%
The portion of Annual Ex-US Net Sales greater than or equal to $[***]and less than $[***]	[***]%	[***]%
The portion of Annual Ex-US Net Sales greater than or equal to $[***]	[***]%	[***]%

(b) Payable by Takeda. Until the expiration of the Royalty Term for each TAK-653 Product in Japan and subject to the provisions of Section 8.1.3 (Royalty Reductions), Takeda will pay to Neurocrine royalties in the amount of the marginal royalty rates set forth in Table 8.1.2(b) (Royalty Payments (Japan) for TAK-653 Products) below, based on the aggregate Net Sales resulting from the sale of all TAK-653 Products that contain the same TAK-653 Asset in Japan during each Calendar Year until the expiration of the applicable Royalty Term (for each TAK-653 Product, the "Annual Japan Net Sales," and such payments, "Japan Royalties").

TABLE 8.1.2(b) – Royalty Payments (Japan) for TAK-653 Products	
Annual Japan Net Sales	TAK-653 Product Marginal Royalty Rate (% of Annual Japan Net Sales)
The portion of Annual Japan Net Sales less than $[***]	[***]%
The portion of Annual Japan Net Sales greater than or equal to $[***]and less than $[***]	[***]%

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The portion of Annual Japan Net Sales greater than or equal to $[***]and less than $[***]	[***]%
The portion of Annual Japan Net Sales greater than or equal to $[***]	[***]%

8.1.3. Royalty Reductions.

(a) Royalty Reduction for [***]. Subject to Section 8.1.3(d) (Cumulative Reductions Floor), on a Licensed Product-by-Licensed Product and country-by-country basis, if, during any Calendar Quarter prior to the expiration of the Royalty Term for a given Licensed Product in any country, [***], then, for each such Calendar Quarter for which this Section 8.1.3(a) (Royalty Reduction for [***]) applies, the Net Sales of such Licensed Product used for calculation of royalties pursuant to Section 8.1.2 (Royalties) will be reduced by [***]%.

(b) Reduction for [***]. Subject to Section 8.1.3(d) (Cumulative Reductions Floor), on a Licensed Product-by-Licensed Product and country-by- country basis, in the event of [***] with respect to such Licensed Product in such country, commencing in the first Calendar Quarter after which this Section 8.1.3(b) (Reduction for [***]) applies (and in each Calendar Quarter thereafter in which it continues to apply), the applicable annual Net Sales of such Licensed Product in such country used for calculation of royalties pursuant to Section 8.1.2 (Royalties) will be reduced by [***]% where the [***] percentage is at least [***]% for such Licensed Product in such Calendar Quarter in such country.

(c) Third Party Payments.

(i) Subject to Section 8.1.3(d) (Cumulative Reductions Floor), for any agreement with a Third Party pursuant to which Neurocrine is granted rights (whether by acquisition or license) under any Patent Rights that are necessary for the Commercialization of a Licensed Other Product in a country in the Territory or TAK-653 Product in the Neurocrine Territory (other than any Patent Rights that Cover only an Other Component), Neurocrine may credit [***]% of any royalty or profit- or revenue-share payment made by Neurocrine under such agreement as a result of sales of such Licensed Product in such country in a given Calendar Quarter against any Royalties payable by Neurocrine to Takeda in such Calendar Quarter in such country.

(ii) Subject to Section 8.1.3(d) (Cumulative Reductions Floor), for any agreement with a Third Party pursuant to which Takeda is granted rights (whether by acquisition or license) under any Patent Rights that are necessary for the Commercialization of a TAK-653 Product in Japan (other than any Patent Rights that Cover only an Other Component), Takeda may credit [***]% of any royalty or profit- or revenue-share payment made by Takeda under such agreement as a result of sales of such TAK- 653 Product in Japan in a given Calendar Quarter against any Japan Royalties payable by Takeda to Neurocrine in such Calendar Quarter.

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(d) Cumulative Reductions Floor. In no event will the royalties otherwise due (i) from Takeda to Neurocrine with respect to a TAK-653 Product, or (ii) from Neurocrine to Takeda for any Licensed Product, in each case (i) and (ii), in a Calendar Quarter during the applicable Royalty Term for such Licensed Product be reduced by more than [***]% of the amount that would otherwise be due in such Calendar Quarter for such Licensed Product but for the reductions set forth in Section 8.1.3(a) (Royalty Reduction for [***]), Section 8.1.3(b) (Reduction for [***]), or Section 8.1.3(c) (Third Party Payments). A Party may, on a Licensed Product-by-Licensed Product basis, carry forward to subsequent Calendar Quarters any amounts it could not deduct as a result of such floor.

8.2. Other Amounts Payable. With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified in this Agreement, within [***] after the end of each Calendar Quarter each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of such Calendar Quarter. The owing Party will pay any undisputed amounts within [***] after receipt of the invoice, and will pay any disputed amounts owed by such Party within [***] of resolution of the Dispute.

8.3. Payment Terms.

8.3.1. Manner of Payment. All payments to be made between the Parties under this Agreement will be made in Dollars and may be paid by wire transfer in immediately available funds in accordance with the instructions provided by the payee.

8.3.2. Reports and Royalty Payments. Commencing upon the First Commercial Sale of a Licensed Product by a Party or its Affiliate or Sublicensee and continuing for as long as any Royalties are due by such Party under Section 8.1.2 (Royalties), such Party will deliver to the other Party (a) within [***] after the end of a Calendar Quarter, a written preliminary report setting forth [***] and (b) within [***] after the end of each Calendar Quarter, a written report setting forth [***] (each, a "Royalty Report"). Upon receipt of such Royalty Report, the receiving Party will issue an invoice to the paying Party for the amount of the royalties set forth in such Royalty Report, which invoice will specify the amount of the Royalties that should be paid. The paying Party will pay all Royalties it owes for a Calendar Quarter set forth in any such invoice within [***] after receipt of such invoice.

8.3.3. Records and Audits. Each Party will keep complete, true, and accurate books and records in accordance with the applicable Accounting Standards in relation to this Agreement, including in relation to all Net Sales and Royalties. Each Party will keep such books and records for three years following the Calendar Year to which they pertain. Each Party may,

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upon written request, cause an internationally-recognized independent accounting firm (the "Auditor") that is reasonably acceptable to the audited Party to inspect the relevant records of the audited Party and its Affiliates to verify the payments made by the audited Party and the related reports, statements and books of accounts, as applicable. Before beginning its audit, the Auditor will execute an undertaking acceptable to the audited Party by which the Auditor agrees to keep confidential all information reviewed during the audit. The audited Party and its Affiliates will make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the auditing Party. The Auditor will review the records solely to verify the accuracy of the audited Party's Net Sales and Royalties. Such inspection right will not be exercised more than once in any Calendar Year and not more frequently than once with respect to records covering any specific period of time. In addition, the auditing Party will only be entitled to audit the books and records of the audited Party from the three Calendar Years prior to the Calendar Year in which the audit request is made. The auditing Party agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or to the extent required to comply with any law, regulation or judicial order. The Auditor will provide its audit report and basis for any determination to the audited Party at the time such report is provided to the auditing Party. In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by the audited Party, the underpaid or overpaid amount will be settled promptly. The auditing Party will pay for such inspections, as well as its expenses associated with enforcing its rights with respect to any payments hereunder; provided, however, that in the event of an underpayment of more than [***]% of the total payments due hereunder for the audited period, then the fees and expenses charged by the Auditor will be paid the audited Party.

8.3.4. Currency Exchange. All amounts due to either Party hereunder will be expressed in Dollars. The rate of exchange to be used in computing the amount of currency equivalent in Dollars owed to a Party under this Agreement will be the exchange rate used by such Party in its financial reporting in accordance with its Accounting Standards.

8.3.5. Taxes.

(a) VAT.

(i) All payments or amounts due under this Agreement, whether monetary or non-monetary, are stated exclusive of VAT. Except where a VAT reverse charge applies, a Party receiving a supply under this Agreement in respect of which VAT is chargeable hereby covenants that it will pay an amount equal to any such VAT in addition to any amounts due under this Agreement provided that such VAT is correctly charged and has been duly invoiced in accordance with applicable Laws. If applicable Law requires a VAT reverse charge, then the receiving Party covenants that it shall correctly account for VAT in respect of the services received. The Party making a supply agrees that it will raise and provide to the receiving Party a valid tax invoice, compliant with relevant Law and fiscal regulations to support the VAT charge (or the VAT reverse charge, as the case may be).

(ii) In the event that any amount in respect of VAT originally paid by a Party receiving a supply under this Agreement is subsequently determined by

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44 the relevant Tax authority not to have been chargeable under applicable Law, in the first instance, the supplying Party shall consider in good faith such determination and if, in the reasonable opinion of the supplying Party, there are reasonable grounds for contesting such determination, undertake in reasonable cooperation with the receiving Party reasonable steps to contest any such determination by the relevant Tax authority. Only once this process is completed, the Party that made the relevant supply will, within [***], issue, as applicable, an invoice or credit note (as might be required) and refund the relevant amount to the Party that received the relevant supply. In the event that relevant Tax authorities determine that VAT should have been paid by the Party receiving a supply under this Agreement, in the first instance, the supplying Party shall consider in good faith such determination and if, in the reasonable opinion of the supplying Party, there are reasonable grounds for contesting such determination, undertake in reasonable cooperation with the receiving Party reasonable steps to contest any such determination by the relevant Tax authority. Only once this process is completed, the Party that made the relevant supply will, within [***] issue, as applicable an invoice or debit note (as required by applicable Law) for the additional VAT amount, and receiving Party will pay the relevant VAT amount within [***] of receipt of the VAT invoice. For the avoidance of doubt, notwithstanding the preceding provisions, the supplying Party shall not be required to make a formal appeal to any tribunal, court, appellate body or judicial authority. The Parties shall issue invoices and credit notes in accordance with applicable Law consistent with VAT requirements and irrespective of whether amounts or other consideration may be netted for settlement purposes. (iii) Any costs or expenses of a Party that are required under this Agreement to be reimbursed, indemnified or otherwise paid by the other Party shall exclude such part thereof (if any) as represents VAT (and such amount shall accordingly not be required to be reimbursed, indemnified or paid by the other Party) to the extent that such VAT is recoverable (whether by way of repayment, credit or set-off) by the payee (or any Affiliate thereof) from relevant Tax authorities. Neither Party shall be responsible for, or bear the cost of, any VAT that results from the other Party’s non- compliance with applicable Laws. (b) Withholding Taxes. The amounts payable pursuant to this Agreement (“Payments”) will not be reduced on account of any Taxes unless required by applicable Law. Each Party (the “Payor”) will deduct and withhold from the Payments made to the other Party (the “Payee”) any Taxes that it is required by applicable Law to deduct or withhold (“Withholding Taxes”), and any such amounts deducted or withheld by the Payor will be treated as having been paid to the Payee for purposes of this Agreement. Any such Withholding Taxes will be an expense of and borne by the Payee. If any such Withholding Tax is assessed against, or paid (but in each case not withheld) by the Payor, then the Payee will pay the relevant amount of such Withholding Tax to the Payor. In the event that a Governmental Authority retroactively determines that a payment made under this Agreement should have been subject to Withholding Taxes (or to additional Withholding Taxes), and the Payor remits such Withholding Taxes to the 45 Governmental Authority, including any interest and penalties that may be imposed thereon, at the option of the Payor, then the Payee will pay the relevant amount of any Withholding Tax (including any interest and penalties thereon) to the Payor. Notwithstanding the foregoing, if the Payee is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable Withholding Tax, then it may deliver to the Payor or the appropriate Governmental Authority the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the Payor of its obligation to withhold tax. If the Payee timely delivers to the Payor a validly executed form establishing a reduced rate or exemption from withholding, the Payor shall apply the reduced rate of withholding, or not withhold, as the case may be, provided that the Payor is in receipt of evidence, in a form reasonably satisfactory to the Payor, for example delivery of all applicable documentation at least two weeks prior to the time that the Payments are due. If, in accordance with the foregoing, the Payor withholds any amount, then it will pay to the Payee the balance when due, make timely payment (or cause its agent to make timely payment) to the proper taxing authority of the withheld amount, and send the Payee proof of such payment within [***] following that payment. On or before the Effective Date, Takeda shall deliver to Neurocrine a properly completed Internal Revenue Service (“IRS”) Form W- 8BEN-E or other applicable IRS Form W-8. (c) Tax Cooperation. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Law, of Withholding Taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such Withholding Tax or VAT. (d) No Other Reductions. Except as provided in this Section 8.3 (Payment Terms) and those deductions expressly included in the definition of Net Sales, the amounts payable hereunder will not be reduced on account of any Taxes, unless required by applicable Law. (e) Tax Exemptions and Credits. The Parties will reasonably cooperate with each other in seeking any tax exemption or credits that may be available with respect to any Licensed Product, including the tax credit available under Section 45C of the Code by reason of a Party’s research and Development expenditures contributing to the Licensed Product being granted orphan drug status by the FDA, or equivalent Law of any other country. (f) Withholding Reimbursement. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that if either Party redomiciles, or assigns or sublicenses its rights or obligations under this Agreement (including an assignment of this Agreement as permitted under Section 16.1 (Assignment) of this Agreement), and such action leads to the imposition of withholding Tax liability on the other Party that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, then such Party will, if it is the Payor, increase the applicable payment to the Payee by the amount necessary to ensure that the Payee receives an amount equal to the amount it would have received had no such action occurred. 46 8.3.6. Blocked Payments. In the event that, by reason of applicable Law in any country, it becomes impossible or illegal for a Party to transfer, or have transferred on its behalf, payments owed the other Party hereunder, such Party will promptly notify the other Party of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of [***], in a recognized banking institution selected by the transferring Party, as the case may be, and identified in a written notice given to the other Party. 8.3.7. Interest Due. Each paying Party will pay the other Party interest on any undisputed payments that are not paid on or before the date such payments are due under this Agreement at the per [***]. 9. CONFIDENTIALITY AND PUBLICATION 9.1. Nondisclosure and Non-Use Obligations. 9.1.1. Confidential Information. All Confidential Information disclosed by one Party to the other Party under the Original Agreement or this Agreement will, during the Term and for a period of [***] thereafter, be maintained in confidence by the receiving Party and will not be disclosed to a Third Party or used for any purpose except to exercise its licenses and other rights, to perform its obligations, or as otherwise set forth herein, without the prior written consent of the disclosing Party. The existence and terms of the Original Agreement and this Agreement are the Confidential Information of each Party, and each Party will be deemed a receiving Party with respect thereto. Unpublished patent applications or Know- How solely owned by a Party are such Party’s Confidential Information, and Patent Rights and Know-How jointly owned by the Parties will be deemed both Parties’ Confidential Information, in each case, regardless of which Party is the disclosing Party. All information exchanged between the Parties regarding the Prosecution and Maintenance, defense, and enforcement of the Patent Rights under Article 12 (Intellectual Property) will be the Confidential Information of the prosecuting Party. All data, results, and reports pertaining to any Licensed Product (a) generated by Neurocrine under the Original Agreement or this Agreement will be the Confidential Information of Neurocrine and (b) generated by Takeda under the Original Agreement or this Agreement will be the Confidential Information of Takeda; provided that Takeda will maintain such data, results, and reports described in the foregoing clause (b) in confidence and not disclose them to any Third Party for so long as they remain Confidential Information of Takeda, except as permitted under Section 9.1.2 (Permitted Disclosures), Section 9.2 (Publication and Publicity), or Section 12.2.1(b) (Takeda’s Right). The Takeda Know-How will be the Confidential Information of Takeda. All information disclosed by a Party pursuant to that certain Confidentiality Agreement between the Parties dated January 31, 2020 is deemed the Confidential Information of such Party pursuant to this Agreement. During the Term, the receiving Party will use at least the same degree of care to protect the secrecy of the Confidential Information of the disclosing Party that it uses to prevent the disclosure of its own other confidential information of similar importance and in any event no less than a reasonable duty of care. 9.1.2. Permitted Disclosures. Notwithstanding the obligations of confidentiality and non-use set forth above, a receiving Party may provide Confidential Information disclosed to it, and disclose the existence and terms of the Original Agreement and this Agreement to: 47 (a) its Affiliates or, in the case of Neurocrine, actual or potential Sublicensees, and its and their respective employees, directors, agents, consultants, or advisors to the extent necessary for the potential or actual performance of its obligations or exercise of its licenses and other rights under this Agreement, in each case, who are under an obligation of confidentiality with respect to such information that is no less stringent than the terms of this Section 9.1.2 (Permitted Disclosures); (b) Governmental Authorities or other Regulatory Authorities (i) in connection with regulatory filings for Licensed Products as permitted hereunder and (ii) in order to obtain Patent Rights or otherwise perform its obligations or exploit its rights with respect to any Patent Right under this Agreement to the extent permitted; (c) the extent, based on the advice of outside counsel, required by Law or any Governmental Authorities, including by the rules or regulations of the United States Securities and Exchange Commission (“SEC”) or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity; and (d) with respect to the terms of the Original Agreement and this Agreement and, in the case of Neurocrine, all Licensed Takeda Technology or, in the case of Takeda, information, data, and results related to any Licensed Product or to any Terminated Product as defined in the Original Agreement and the Grantback IP as defined in the Original Agreement or, after termination of this Agreement with respect to any Terminated Product, the Grantback IP, any actual or bona fide prospective acquirers, underwriters, investors, lenders, or other financing sources, in each case, who are under obligations of confidentiality and non-use with respect to such information that is no less stringent than the terms of this Section 9.1.2 (Permitted Disclosures) (except that the term of such obligations may be shorter, but no less than [***]). 9.1.3. Confidential Treatment. (a) Notwithstanding any provision to the contrary set forth in this Agreement, if a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 9.1.2(c) (Permitted Disclosure), then it will, to the extent not prohibited by applicable Law or judicial or administrative process, give reasonable advance notice to the other Party of such proposed disclosure and use reasonable efforts to secure confidential treatment of such information and will only disclose that portion of Confidential Information that is legally required to be disclosed as advised by its legal counsel. In any event, each Party agrees to take reasonable action to avoid any disclosure of Confidential Information of the other Party hereunder. (b) In addition, the Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement (or portions of this Agreement or an abstract of the terms of this Agreement) with the SEC or other Governmental Authorities. Each Party will be entitled to make such a required filing, provided that it initially files a redacted copy of this Agreement (or portions of this Agreement or an abstract of the terms of this Agreement) reviewed by each Party (“Redacted Agreement”) and requests confidential treatment of the terms redacted from this Agreement for a reasonable period of time, in each case, pursuant to the following

48 procedure. In the event of any such filing, each Party will (i) permit the other Party to review and comment upon a Redacted Agreement at least [***] in advance of its submission to the SEC or such other Governmental Authorities, (ii) cooperate in good faith with and reasonably consider and incorporate the other Party’s reasonable comments thereon to seek confidential treatment of the terms and conditions of this Agreement that such other Party requests to be kept confidential or otherwise afforded confidential treatment, to the extent consistent with the then-current legal requirements governing redaction of information from material agreements (as determined based on the advice of such Party’s outside counsel) that must be publicly filed in the applicable country, (iii) only disclose Confidential Information that counsel reasonably advises is legally required to be disclosed, (iv) promptly advise the other Party of any other substantive communications between it or its representatives with such Governmental Authority with respect to such confidential treatment request, (v) upon the written request of the other Party, request an appropriate extension of the term of the confidential treatment period upon the expiration thereof, where available, and (vi) if such Governmental Authority requests any changes to the redactions set forth in the Redacted Agreement, use Commercially Reasonable Efforts to reach a reasonable resolution in light of the redactions in the Redacted Agreement as originally filed and taking into account the then-current legal requirements governing redaction of information from material agreements that must be publicly filed, as determined based on the advice of such Party’s outside counsel, and, to the extent reasonably practicable, review with the other Party any changes to the redactions in the Redacted Agreement before making such changes; provided, however, that each Party will have the right to make any such filing or disclosure as it reasonably determines to make, based on the advice of outside counsel, under applicable Laws. Each Party will be responsible for its own legal and other external costs in connection with any such filing, registration, or notification. 9.2. Publication and Publicity. 9.2.1. Publication. Except for disclosures permitted in accordance with Section 9.1.2 (Permitted Disclosures), either Party wishing to make a publication or public presentation that contains the Confidential Information of the other Party or any Takeda Know-How will deliver to the other Party and the JSC a copy of the proposed written publication or presentation at least [***] prior to submission for publication or presentation. The reviewing Party, through the JSC, will have the right to (a) propose modifications to the publication or presentation for patent reasons or trade secret reasons or to remove Confidential Information of the reviewing Party or its Affiliates, and the publishing Party will remove all Confidential Information of the reviewing Party if requested by the reviewing Party and otherwise use good faith efforts to reflect such Party’s reasonable comments, or (b) request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay to enable the reviewing Party to file patent applications as permitted under Article 12 (Intellectual Property) protecting such Party’s right in such information, then the publishing Party will delay such submission or presentation for a period of [***] (or such shorter period as may be agreed by the Parties). With respect to any proposed publications or disclosures by investigators or academic or non-profit collaborators, such materials will be subject to review under this Section 9.2 (Publication and Publicity) to the extent that Takeda or Neurocrine, as the case may be, has the right and ability to do so (after using Commercially Reasonable Efforts to obtain such 49 right and ability). All publications relating to any Licensed Product will be prepared, presented, and published in accordance with pharmaceutical industry accepted guidelines including: (i) International Committee of Medical Journal Editors (ICMJE) guidelines, (ii) Uniform Requirements for Manuscripts Submitted to Biomedical Journals: Writing and Editing for Biomedical Publication, (iii) Pharmaceutical Research and Manufacturers of America (PhRMA) guidelines, and (iv) Principles on Conduct of Clinical Trials. 9.2.2. Publicity. Except as set forth in Section 9.1 (Nondisclosure and Non-Use Obligations), Section 9.2 (Publication and Publicity) or Section 9.2.3 (Press Release), the terms of the Original Agreement or this Agreement may not be disclosed by either Party. Neither Party will use the name, Trademark, trade name or logo of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement, its subject matter, or the activities of the Parties hereunder, in each case, without the prior express written permission of the other Party, except (a) as may be required by applicable Law (as determined based on the advice of outside counsel), including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in any country other than the United States or of any stock exchange or listing entity, provided that the Party making such disclosure or use of the name, Trademark, trade name, or logo of the other Party or its employees gives the other Party reasonable prior written notice of such disclosure and otherwise complies with Section 9.1.2 (Permitted Disclosures), or (b) as expressly permitted by the terms hereof. 9.2.3. Press Release. The Parties have agreed on the contents of a press release, in substantially the form attached hereto as Schedule 9.2.3 (Press Release), which may be issued by Neurocrine on or after the Restatement Date. Except for such press release or as provided in Section 9.2.1 (Publicity) or this Section 9.2.3 (Press Release), neither Party will issue any press release or public announcement relating to this Agreement without the prior written approval of the other Party (such approval not to be unreasonably withheld), except that a Party may (a) once a press release or other public statement is approved in writing by both Parties, make subsequent public disclosure of the information contained in such press release or other written statement without the further approval of the other Party (so long as such information remains true and correct), and (b) issue a press release or public announcement as required by applicable Law (including a press release corresponding to any securities disclosure, such as pursuant to a Form 8-K, or any earnings or financial press release), including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity, provided that the Party issuing such press release gives reasonable prior notice to the other Party of and the opportunity to comment on the press release or public announcement, and otherwise complies with this Article 9 (Confidentiality and Publication). 10. REPRESENTATIONS, WARRANTIES AND COVENANTS 10.1. Mutual Representations and Warranties as of the Restatement Date. Each Party represents and warrants to the other Party, as of the Restatement Date, that: 10.1.1. such Party is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation or formation; 10.1.2. such Party has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations under this Agreement; 50 10.1.3. all requisite corporate action on the part of such Party, its directors and stockholders required by applicable Law for the authorization, execution, and delivery by such Party of this Agreement, and the performance of all obligations of such Party under this Agreement, has been taken; 10.1.4. the execution, delivery, and performance of this Agreement, and compliance with the provisions of this Agreement, by such Party do not and will not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment, or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event that, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which such Party or any of its assets are bound, or (c) violate or conflict with any of the provisions of such Party’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws, or similar documents); and 10.1.5. no consent, approval, authorization, or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by such Party in connection with the authorization, execution, and delivery by such Party of this Agreement. 10.2. Representations and Warranties by Takeda. Takeda represents and warrants to Neurocrine, as of the Execution Date that: 10.2.1. Takeda Patent Rights. Schedule 10.2.1 (Takeda Patent Rights) to the Original Agreement sets forth a complete and accurate list of all Takeda Patent Rights issued or pending as of the Execution Date. 10.2.2. Takeda Technology. Except as otherwise set forth on Schedule 10.2.2 (Takeda Technology), Takeda has (a) legal or beneficial title and sole ownership of all Takeda Technology, free and clear of all mortgages, pledges, liens, encumbrances or claims of any kind, including claims by any Governmental Authority or academic or non-profit institution; and (b) authority to grant to Neurocrine and its Affiliates the licenses set forth in this Agreement under the Takeda Technology. Takeda is not a party to any agreement with a Third Party under which Takeda has obligations to such Third Party with respect to (i) the grant of a license to Neurocrine under any Takeda Technology or (ii) Neurocrine’s practice thereunder or Exploitation of Licensed Products. 10.2.3. Control. Takeda or its Affiliates Controls all Patent Rights and Know-How owned, invented or licensed by Takeda as of the Execution Date that are necessary or actually used as of the Execution Date to Exploit Licensed Products. 10.2.4. Ownership of Takeda Technology. With respect to any Takeda Technology owned or purported to be owned by Takeda, (a) to Takeda’s Knowledge, Takeda and its Affiliates have obtained from all employees and independent contractors who participated in the invention or authorship thereof, assignments of all ownership rights of such employees and independent contractors in such Takeda Technology, either pursuant to written agreement or by operation of Law; (b) except as otherwise set forth on Schedule 10.2.4 (Ownership of Takeda Technology), all of its employees, officers, contractors, and consultants have executed agreements or have existing obligations under applicable Law requiring assignment to Takeda or its Affiliate, as applicable, of all rights, title, and interests in and 51 to inventions made during the course of and as the result of this Agreement; and (c) to Takeda’s Knowledge, no officer or employee of Takeda or its Affiliate is subject to any agreement with any other Third Party that requires such officer or employee to assign any interest in any Takeda Technology to any Third Party. 10.2.5. Validity and Enforceability. With respect to Takeda Patent Rights, there are no oppositions, nullity actions, interferences, inter partes reexaminations, inter partes reviews, post-grant reviews, derivation proceedings, or other proceedings pending or, to Takeda’s Knowledge, threatened in writing (but excluding office actions or similar communications issued by the United States Patent and Trademark Office or any analogous foreign Governmental Authority (collectively, “Patent Offices”) in the ordinary course of Prosecution and Maintenance of any patent application) that challenge the scope, validity, or enforceability of the Takeda Patent Rights owned or purported to be owned by Takeda. Takeda does not have Knowledge of any fact or circumstance that would cause Takeda to reasonably conclude that any of the Takeda Patent Rights is, or will be upon issuance, invalid or unenforceable. 10.2.6. Inventorship. To Takeda’s Knowledge, inventorship of each Takeda Patent Right is properly identified on each patent and patent application. Takeda has no Knowledge of any disputes with respect to inventorship of any Takeda Patent Rights. 10.2.7. Good Standing. All official fees, maintenance fees and annuities for any pending or issued Takeda Patent Rights have been paid when due, and all administrative procedures with Governmental Authorities have been completed for such Takeda Patent Rights such that such Patent Rights are subsisting and in good standing. 10.2.8. Duty of Disclosure. To Takeda’s Knowledge, all Takeda Patent Rights have been duly and properly filed and maintained and the inventors thereof and parties prosecuting such applications have complied in all material respects with their duty of candor and disclosure to the U.S. Patent and Trademark Office and other foreign patent offices in connection with such applications. 10.2.9. Disclosure to Neurocrine. To Takeda’s Knowledge, Takeda has disclosed to Neurocrine in writing (a) all information that is (i) known to any individual associated with the filing or prosecution (as defined in 37 C.F.R. § 1.56(c)) of the Takeda Patent Rights and (ii) material to patentability of the Takeda Patent Rights (as defined in 37 C.F.R. § 1.56(b)), or that would be considered material to patentability as defined in 37 C.F.R. § 1.56(b) but for an exception under 35 U.S.C. § 102(b), and (b) an indication to which Takeda Patent Rights each piece of such information relates. 10.2.10. Prior Art. To Takeda’s Knowledge, there is not any reference or prior art that would anticipate the issuance of any claim as pending as of the Execution Date in any Takeda Patent Rights. 10.2.11. Government Funding. No government funding, facilities of a university, college, or other educational institution or research center was used in the development of any Takeda Patent Rights. No Person who was involved in, or who contributed to, the creation or development of any Takeda Patent Rights has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Takeda’s rights in the Takeda Patent Rights.

52 10.2.12. No Claims. There are (a) no claims, judgments or settlements against or owed by Takeda or its Affiliates and (b) no pending or, to Takeda’s Knowledge, threatened claims or litigation, in each case ((a) and (b)), related to the Takeda Technology or the Licensed Assets. 10.2.13. Notice of Infringement or Misappropriation. Neither Takeda nor its Affiliates have received any written notice or, to Takeda’s Knowledge, threat in writing from any Third Party asserting or alleging that any Development or Manufacture of the Licensed Assets by Takeda or its Affiliates prior to the Execution Date infringed or misappropriated any intellectual property rights of such Third Party. 10.2.14. No Conflicts. Takeda has not entered into any agreement with any Third Party that is in conflict with the rights granted to Neurocrine under this Agreement, and has not taken any action that would prevent it from granting the rights granted to Neurocrine under this Agreement, or that would otherwise materially conflict with or adversely affect Neurocrine’s rights under this Agreement. 10.2.15. Third Party Technology. To Takeda’s Knowledge (a) the Development, Manufacture and Commercialization of Licensed Assets and Licensed Products in the form such Licensed Assets and Licensed Products exist as of the Effective Date does not and will not infringe any issued patents of a Third Party, (b) Takeda has disclosed to Neurocrine any pending Third Party patent applications that, if issued with the published or currently pending claims, would be infringed by any such activities, and (c) except for those disclosed by Takeda as described in clause (b), there are no pending Third Party patent applications that, if issued with the published or currently pending claims, would be infringed by any such activities. 10.2.16. Third Party Infringement. To Takeda’s Knowledge, no Third Party is infringing or has infringed any Takeda Patent Rights or has misappropriated any Takeda Know-How. 10.2.17. Compliance with Laws. Takeda and its Affiliates have conducted the Exploitation of the Licensed Assets in material compliance with all applicable Laws, including as applicable GLP, GCP, and cGMP and any applicable anti-corruption or anti-bribery laws or regulations of any Governmental Authority with jurisdiction over such Exploitation. Takeda and its Affiliates did not use in any capacity in connection with the Exploitation of any Licensed Asset any Person that had been debarred pursuant to Section 306 of the FD&C Act, as amended, or that was the subject of a conviction described in such section. 10.2.18. Regulatory Submissions and Study Reports. Takeda or its Affiliates Control all Regulatory Submissions in the Territory related to the Licensed Assets, and to Takeda’s Knowledge, Takeda or its Affiliates Control all study reports and underlying data from the Phase II Ongoing Activities or any other Clinical Trials of any Licensed Asset conducted before the Effective Date. 10.2.19. No Fraudulent Statements. Neither Takeda nor its Affiliates, nor, to Takeda’s Knowledge, any of its or their respective directors, officers, employees or agents has (a) committed an act, (b) made a statement or (c) failed to act or make statement, in any case ((a), (b) or (c)), that (i) would be or create an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development and Manufacture of any Licensed Asset or Licensed Product or (y) could reasonably be expected to provide a basis for the FDA or any other Regulatory Authority to invoke its 53 policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies, with respect to the Development and Manufacture of any Licensed Asset or Licensed Product. 10.2.20. Disclosure. Takeda has not withheld material information related to the Takeda Technology, Licensed Assets, or Licensed Products, in each case, that was requested by Neurocrine in writing. 10.3. Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY PATENTS, KNOW-HOW, MATERIALS, COMPOUND, PRODUCT, LICENSED ASSET, LICENSED PRODUCT, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE EXPLOITATION OF ANY LICENSED ASSET OR LICENSED PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL. 10.4. Certain Covenants. 10.4.1. Compliance. Each Party and its respective Affiliates and Sublicensees will conduct the Exploitation of the Licensed Products in a good scientific manner [***] in accordance with all applicable Laws, including, as applicable, GLP, GCP, and cGMP or regulations of any Governmental Authority with jurisdiction over the activities performed by or on behalf of such Party or its Affiliates or Sublicensees in furtherance of such obligations. In addition, if Neurocrine is or becomes subject to a legal obligation to a Governmental Authority (such as a corporate integrity agreement or settlement agreement with a Governmental Authority), then Takeda will perform such activities as may be reasonably requested by Neurocrine to enable Neurocrine to comply with its legal obligation to such Governmental Authority with respect to the Licensed Products. Before entering into a sublicense agreement with any potential Sublicensee, each Party will conduct appropriate due diligence regarding such potential Sublicensee’s compliance programs to assess the Sublicensee’s ability to comply with the requirements of this provision and will not grant rights to any potential Sublicensee that such Party reasonably determines does not have a compliance program sufficient to ensure such potential Sublicensee’s compliance with this provision. 10.4.2. No Debarment. Neither Party will use or permit its Affiliates or Sublicensees to use, in any capacity in connection with the performance of its obligations under this Agreement, any Person that has been debarred pursuant to Section 306 of the FD&C Act, as amended, or that is the subject of a conviction described in such section. Each Party agrees to inform the other Party in writing immediately if it or any Person that is performing activities under this Agreement on its behalf is debarred or is subject to debarment or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation, or legal or administrative proceeding (a) has been filed and is pending or (b) is threatened in writing relating to the debarment or conviction of such Party or, to such Party’s knowledge, any Person or entity used in any capacity by such Party or any of its Affiliates with respect to this Agreement or the performance of its other obligations under 54 this Agreement. Each Party will use commercially reasonable efforts to include in any agreement with any Person or entity used in any capacity by such Party or any of its Affiliates with respect to this Agreement or the performance of its other obligations under this Agreement an obligation to provide notice to such Party of the matters described in this Section 10.4.2 (No Debarment). 10.4.3. Control. Takeda or its Affiliates will retain Control during the Term of all Patent Rights and Know-How owned by Takeda or its Affiliates as of the Effective Date that are (a) necessary to Exploit any Licensed Products (excluding any active pharmaceutical ingredient therein that is not a Licensed Asset) in the Field in the Territory or (b) reasonably useful to Exploit one or more Licensed Products in the Field in the Territory, but, in the case of this clause (b), excluding any Patent Rights or Know-How that were not practiced or used by Takeda or its Affiliates in connection with the Exploitation of the applicable Licensed Products as of the Effective Date and (i) that Covers (in the case of Patent Rights) or relates to (in the case of Know-How) manufacturing, formulation or other technology that is generally applicable to other products, as well as one or more Licensed Products, or (ii) to the extent related to any active pharmaceutical ingredient Controlled by Takeda or any of its Affiliates that is not a Licensed Asset. 10.4.4. No Conflicts. Takeda will not enter into any agreement with any Third Party that is in conflict with the rights granted to Neurocrine under this Agreement and will not take any action that would prevent it from granting the rights granted to Neurocrine under this Agreement or that would otherwise materially conflict with or adversely affect the rights granted to Neurocrine under this Agreement. 10.4.5. Assignment. Upon Neurocrine’s request, Takeda or its Affiliates will obtain, unless impracticable, from each employee and independent contractor who participated in the invention or authorship of any Takeda Technology, assignments of all ownership rights of such employees and independent contractors in such Takeda Technology pursuant to written agreement. 11. INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE 11.1. Indemnification by Takeda. Takeda will indemnify, hold harmless, and defend Neurocrine, its Affiliates, and their respective directors, officers, employees, and agents (“Neurocrine Indemnitees”) from and against any and all losses, liabilities, damages, costs, taxes (including penalties and interest) fees, and expenses (including reasonable attorneys’ fees and litigation expenses) (collectively, “Losses”) resulting from any claims, suits, proceedings or causes of action brought by a Third Party (collectively, “Claims”) against such Neurocrine Indemnitees to the extent arising out of or resulting from: 11.1.1. any breach of, or inaccuracy in, any representation or warranty made by Takeda, or any breach or violation of any covenant or agreement of Takeda, in each case (a) in this Agreement on or after the Restatement Date or (b) in the Original Agreement from the Effective Date until the Restatement Date, 11.1.2. the negligence or willful misconduct by or of Takeda or any of its Affiliates, or any of their respective directors, officers, employees, or agents in the performance of Takeda’s obligations or exercise of its rights under this Agreement from and after the Restatement Date or under the Original Agreement from the Effective Date until the Restatement Date, or 55 11.1.3. the Exploitation of any Licensed Product or of any Terminated Product or any Terminated Product as defined in the Original Agreement, in each case, by or on behalf of Takeda or any of its Affiliates or Sublicensees or other licensees, including the infringement of any Third Party Patent Right in the course of such Exploitation. Notwithstanding the foregoing, Takeda will have no obligation to indemnify the Neurocrine Indemnitees to the extent that the Losses arise out of or result from matters described under Section 11.2.1 or 11.2.2 (Indemnification by Neurocrine). 11.2. Indemnification by Neurocrine. Neurocrine will indemnify, hold harmless, and defend Takeda, its Affiliates and licensees and their respective directors, officers, employees, and agents (“Takeda Indemnitees”) from and against any and all Losses resulting from any Claims against such Takeda Indemnitees to the extent arising out of or resulting from: 11.2.1. any breach of, or inaccuracy in, any representation or warranty made by Neurocrine, or any breach or violation of any covenant or agreement of Neurocrine, in each case (a) in this Agreement on or after the Restatement Date or (b) in the Original Agreement from the Effective Date until the Restatement Date, 11.2.2. the negligence or willful misconduct by or of Neurocrine or any of its Affiliates or Sublicensees, or any of their respective directors, officers, employees, or agents in the performance of Neurocrine’s obligations or exercise of its rights under this Agreement from and after the Restatement Date or under the Original Agreement from the Effective Date until the Restatement Date, and 11.2.3. the Exploitation of any Licensed Product by or on behalf of Neurocrine or any of its Affiliates or Sublicensees, including the infringement of any Third Party Patent Right in the course of such Exploitation. Notwithstanding the foregoing, Neurocrine will have no obligation to indemnify the Takeda Indemnitees to the extent that the Losses arise out of or result from matters described under Section 11.1.1 or 11.1.2 (Indemnification by Takeda). 11.3. Indemnification Procedure. 11.3.1. Notice. The Party entitled to indemnification under this Article 11 (Indemnification; Limitation of Liability; Insurance) (an “Indemnified Party”) will notify the Party responsible for such indemnification (the “Indemnifying Party”) in writing promptly upon being notified of or having knowledge of any claim or claims asserted or threatened against the Indemnified Party that could give rise to a right of indemnification under this Agreement; provided that the failure to give such notice will not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices the Indemnifying Party. 11.3.2. Indemnifying Party’s Right to Defend. The Indemnifying Party will have the right to defend, at its sole cost and expense, any such claim by all appropriate proceedings; provided that the Indemnifying Party may not enter into any compromise or settlement unless (a) such compromise or settlement imposes only a monetary obligation on the Indemnifying Party and which includes as an unconditional term thereof the giving by each claimant or plaintiff of the Indemnified Party a release from all liability in respect of such claim; or (b) the Indemnified Party consents to such compromise or settlement, which

56 consent will not be unreasonably withheld unless such compromise or settlement involves (i) any admission of legal wrongdoing by the Indemnified Party, (ii) any payment by the Indemnified Party that is not indemnified under this Agreement, or (iii) the imposition of any equitable relief against the Indemnified Party (in which case, (i) through (iii), the Indemnified Party may withhold its consent to such settlement in its sole discretion). 11.3.3. Indemnified Party’s Right to Defend. If the Indemnifying Party does not elect to assume control of the defense of a claim, then the Indemnified Party will have the right, at the expense of the Indemnifying Party, upon at least [***] prior written notice to the Indemnifying Party of its intent to do so, to undertake the defense of such claim for the account of the Indemnifying Party (with counsel reasonably selected by the Indemnified Party); provided that the Indemnified Party will keep the Indemnifying Party apprised of all material developments with respect to such claim. The Indemnified Party may not enter into any compromise or settlement without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld. 11.3.4. Cooperation. The Indemnified Party will cooperate with the Indemnifying Party and may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party pursuant to this Section 11.3 (Indemnification Procedure) and will bear its own costs and expenses with respect to such participation; provided that the Indemnifying Party will bear such costs and expenses if counsel for the Indemnifying Party reasonably determines that such counsel may not properly represent both the Indemnifying Party and the Indemnified Party. 11.4. Limitation of Liability. NEITHER PARTY WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, OR THE EXERCISE OF ITS RIGHTS OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, OR ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, INCLUDING LOST PROFITS, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR DAMAGES THAT ARISE AS A RESULT OF (A) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (B) A BREACH OF ARTICLE 9 (CONFIDENTIALITY AND PUBLICATION), OR (C) INFRINGEMENT, MISAPPROPRIATION, OR OTHER VIOLATION OF ANY TAKEDA TECHNOLOGY, NEUROCRINE TECHNOLOGY OR GRANTBACK IP (AS APPLICABLE). NOTHING IN THIS SECTION 11.4 (LIMITATION OF LIABILITY) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT. 11.5. Insurance. Neurocrine will obtain and maintain insurance during the Term and for a period of at least [***] after the last commercial sale of any Licensed Product for any claims made policies, in an amount appropriate for its business and products of the type that are the subject of this Agreement and for its obligations under this Agreement. Specifically, Neurocrine will maintain (a) worker’s compensation insurance with statutory limits in compliance with the worker’s compensation laws of the state or states in which Neurocrine has employees in the United States (excluding Puerto Rico), (b) employer’s liability coverage with a minimum limit of $[***] per occurrence; provided that Neurocrine has employees in the United States (excluding Puerto Rico), (c) [***] with a minimum limit of $[***], and (d) [***] with a minimum limit of [***]. Beginning at least [***] prior to the Initiation of a Clinical Trial, Neurocrine will obtain and maintain clinical trial insurance (either separately or as part of the general or product liability insurance). Beginning at least [***] prior to the First 57 Commercial Sale of Licensed Product, Neurocrine will obtain and maintain product liability insurance of $[***]. Upon request, Neurocrine will provide Takeda with evidence of the existence and maintenance of such insurance coverage. Neurocrine will notify Takeda [***] in advance of cancelation of any such insurance. All such insurances under this Section 11.5 (Insurance) will be provided by a company or companies licensed to do business in United States having a financial rating of not less than A- Viii in the most current edition of Best’s Key Rating Guide. Takeda will maintain, during the Term and for [***] thereafter, at its own expense, insurance or self-insurance, as reasonably necessary to cover its own product liability and its obligations under this Agreement. 12. INTELLECTUAL PROPERTY 12.1. Inventions. 12.1.1. Inventorship. Ownership of Program Know-How and Program Patent Rights will be determined in accordance with United States patent Laws for determining inventorship. The Parties will jointly own any and all Joint Program Technology. Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party will be entitled to practice, license, assign, and otherwise practice under the Joint Program Technology without the duty of accounting or seeking consent from the other Party, and where consent is required, such consent is hereby given. 12.1.2. Disclosure. Each Party will promptly disclose to the other Party all invention disclosures or other similar documents relating to Program Know-How made by or on behalf of such Party hereunder during the Term, in the case of Neurocrine as the disclosing Party, only for Program Know-How that Takeda requires to practice the license granted pursuant to Section 2.2 (License Grant to Takeda), and all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents or independent contractors relating to such Program Know-How, and shall also respond promptly to reasonable requests from the other Party for additional information relating to such disclosures, documents or applications. 12.1.3. Personnel Obligations. Each employee, agent, or independent contractor of a Party or its respective Affiliates performing work under this Agreement will, prior to commencing such work, be bound by written invention assignment obligations, including: (a) promptly reporting any invention, discovery, or other intellectual property right; (b) presently assigning to the applicable Party or Affiliate all of his or her right, title, and interest in and to any invention, discovery, or other intellectual property; (c) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application; and (d) performing all acts and signing, executing, acknowledging, and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement. Each Party will be solely responsible for any payments to inventors with an obligation to assign, or who do assign, their rights, title, and interests in and to any Program Know-How and Program Patent Rights to such Party. Takeda will be solely responsible for payments to inventors of any other Takeda Patent Rights. 12.1.4. Joint Research Agreement. This Agreement is a joint research agreement within the meaning of pre-AIA 35 U.S.C. § 103(c) and AIA 35 U.S.C. § 102(c). 58 12.2. Prosecution and Maintenance of Patent Rights. The Parties will conduct the Prosecution and Maintenance of the applicable Patent Rights in accordance with this Section 12.2 (Prosecution and Maintenance of Patent Rights). 12.2.1. Right to Prosecute Patent Rights. (a) Neurocrine’s Right. Beginning on the Effective Date, as between the Parties, Neurocrine will have the (i) sole right to Prosecute and Maintain the Neurocrine Sole Program Patent Rights worldwide (except Japan) and (ii) first right (but not the obligation) to Prosecute and Maintain all (A) Takeda Patent Rights, (B) Defensive Patent Rights, (C) Joint Program Patent Rights worldwide, and (D) Neurocrine Sole Program Patent Rights in Japan (such Patent Rights in clauses (i)- (ii), collectively, the “Neurocrine Prosecuted Patent Rights”), in each case (clauses (i)-(ii)), using outside patent counsel agreed to by Takeda (such agreement not to be unreasonably withheld). Neurocrine will bear all Patent Costs it incurs for such Prosecution and Maintenance. Neurocrine will bear the costs and expenses of all annuities and maintenance fees for Takeda Patent Rights and Defensive Patent Rights from and after the Effective Date, including the near-term annuities and maintenance fees set forth on Schedule 12.2.1(a) (Annuities and Maintenance Fees). Neurocrine will provide Takeda a reasonable opportunity to review and comment on material communications from any patent authority regarding the Neurocrine Prosecuted Patent Rights, as well as drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Neurocrine will consider Takeda’s comments regarding such communications and drafts in good faith. In addition, Neurocrine will provide Takeda with (A) copies of all final material filings and responses made to any Patent Office with respect to the Neurocrine Prosecuted Patent Rights in a timely manner following submission thereof, and (B) a report each Calendar Year detailing the status of all Neurocrine Prosecuted Patent Rights. Takeda will (1) promptly after the Effective Date provide to Neurocrine or counsel designated by Neurocrine the file histories for, and correspondence with foreign patent counsel related to, the Takeda Patent Rights and Defensive Patent Rights, (2) provide to Neurocrine promptly after the Effective Date a report detailing the status of the Takeda Patent Rights and Defensive Patent Rights, and (3) provide all assistance reasonably requested by Neurocrine in Neurocrine’s Prosecution and Maintenance of the Takeda Patent Rights, Defensive Patent Rights, and Program Patent Rights (including by executing all requested documents and providing additional information with respect to the applicable Patent Rights), provided that Neurocrine will be responsible for any reasonable costs and expenses paid to a Third Party relating to such assistance and transition of the Prosecution and Maintenance to Neurocrine of the Takeda Patent Rights and Defensive Patent Rights, and accordingly, Takeda will submit a reasonably detailed invoice to Neurocrine for any such costs and expenses incurred by Takeda in connection with such transition, along with reasonable documentation therefor, which undisputed invoiced amounts Neurocrine will pay no later than [***] after its receipt of such invoice. (b) Takeda’s Right. If Neurocrine determines in its sole discretion to abandon, not to Maintain, or not to pursue the Prosecution of any Takeda Patent Right, Defensive Patent Right, Joint Program Patent Right, or Neurocrine Sole Program Patent Right in Japan, then (i) Neurocrine will provide Takeda with written notice promptly after such determination to allow Takeda a reasonable period of time to 59 determine, on a country-by-country basis, in its sole discretion, its interest in Prosecuting or Maintaining such Patent Rights (which notice by Neurocrine will be given no later than [***] prior to the final deadline for any pending action or response that may be due with respect to such Patent Right with the applicable Patent Office), and (ii) only in the event that such abandonment or decision not to Maintain or pursue the Prosecution of such Patent Rights (A) is not done for strategic reasons to improve the exclusivity position for, or revenue from, a Licensed Product and (B) applies with respect to all applications within a particular patent family in a particular country or jurisdiction, then such Patent Rights will no longer be included in the Licensed Takeda Technology subject to the licenses granted by Takeda to Neurocrine in Section 2.1 (License Grant to Neurocrine) in such country or jurisdiction. If Takeda provides written notice to Neurocrine expressing its interest in Maintaining such Patent Right, then, with respect to such Patent Right in such country, (A) Takeda may, in its sole discretion and at Takeda’s cost and expense, Prosecute and Maintain or abandon such Patent Right, and (B) Neurocrine will promptly: (1) provide to Takeda or counsel designated by Takeda the file histories for, and correspondence with foreign patent counsel related to, such Patent Right, (2) provide to Takeda a report detailing the status of such Patent Right as of the applicable date of such notice by Neurocrine, and (3) provide all assistance reasonably requested by Takeda in Takeda’s Prosecution and Maintenance of the applicable Patent Rights (including by executing all requested documents and providing additional information with respect to the applicable Patent Rights). 12.3. Third Party Infringement and Defense. The Parties will conduct the enforcement and defense of the applicable Patent Rights in accordance with this Section 12.3 (Third Party Infringement and Defense). 12.3.1. Notices. Each Party will promptly report in writing to the other Party any Competitive Infringement or TAK-653 Competitive Infringement of which such Party (or any of its Affiliates or Sublicensees) becomes aware, and will provide the other Party with all available evidence of such Competitive Infringement or TAK-653 Competitive Infringement in such Party’s control. 12.3.2. Infringement Actions. (a) Neurocrine’s Right in the Territory. As between the Parties, Neurocrine will have (i) the first right, but not the obligation, to bring an appropriate suit or other action to abate any existing, alleged, or threatened Competitive Infringement in the Territory involving the Takeda Patent Rights, Defensive Patent Rights, or Joint Program Patent Rights, and (ii) the sole right, but not the obligation, to bring an appropriate suit or other action to abate any existing, alleged, or threatened Competitive Infringement in the Territory involving the Neurocrine Sole Program Patent Rights. (b) Takeda’s Right in the Territory. Neurocrine will notify Takeda of its decision as to whether to take any action in accordance with Section 12.3.2(a) (Neurocrine’s Right in the Territory) at least [***] before any time limit set forth in an applicable Law or regulation, or within [***] after being notified of such Competitive Infringement, whichever is shorter. If Neurocrine decides not to take such action with respect to any Takeda Patent Right, Defensive Patent Right, or

60 Joint Program Patent Right, then Neurocrine will so notify Takeda in writing, and following discussion with Neurocrine and consideration in good faith of any rationale provided by Neurocrine as to why Neurocrine elected not to take such action, and Neurocrine’s written consent (not to be unreasonably withheld) following consideration in good faith of any rationale provided by Takeda, Takeda will have the right, but not the obligation, to commence a suit or take action to enforce the applicable Takeda Patent Right, Defensive Patent Right, or Joint Program Patent Right to abate such Competitive Infringement in the Territory, by counsel of its own choice and at its own expense. (c) TAK-653 Products in Japan. If there is an existing, alleged, or threatened TAK- 653 Competitive Infringement, then Takeda will have the (i) sole right to bring an appropriate suit or other action to enforce the Takeda Patent Rights and Defensive Patent Rights and (ii) first right to bring an appropriate suit or other action to enforce the Patent Rights in the Neurocrine Technology, in each case (i) and (ii), against such TAK-653 Competitive Infringement, provided that prior to Takeda initiating any such suit or other action, Takeda will provide written notice [***] to Neurocrine [***]. [***]. Takeda will notify Neurocrine of its decision as to whether to take any action in accordance with this Section 12.3.2(c) (TAK-653 Products in Japan) at least [***] before any time limit set forth in an applicable Law, or within [***] after being notified of such TAK-653 Competitive Infringement, whichever is shorter. If Takeda decides not to take such action with respect to any TAK-653 Competitive Infringement of a Program Patent Right included in the Neurocrine Technology, then Takeda will so notify Neurocrine in writing, and Neurocrine will have the right, but not the obligation, to commence a suit or take action to abate such TAK-653 Competitive Infringement, by counsel of its own choice and at its own expense. (d) Hatch-Waxman. Notwithstanding any provision to the contrary in this Agreement, should a Party receive a certification for a Licensed Product pursuant to the Hatch-Waxman Act, or its equivalent in a country other than the U.S., with respect to any activities under this Agreement in the Field, then such Party will immediately provide the other Party with a copy of such certification. For each Licensed Product, Neurocrine will have [***] from the date on which it receives or provides a copy of such certification to provide written notice to Takeda (“H- W Suit Notice”) whether Neurocrine will bring suit, at its expense, within a [***] period from the date of such certification. Should such [***] period expire 61 without Neurocrine bringing suit or providing such H-W Suit Notice, then Takeda will be free to bring suit in its name (i) if such certification is with respect to U.S. patents or (ii) upon Neurocrine’s written consent, not to be unreasonably withheld, if such certification is with respect to patents for any country other than the U.S. and there is at such time an ongoing suit or there may be in the future a suit regarding a certification for a Licensed Product pursuant to the Hatch-Waxman Act in the U.S. (e) Cooperation. Each Party will provide to the Party enforcing any such rights under this Section 12.3.2 (Infringement Actions) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by applicable Law to pursue such action or providing the enforcing Party any reasonably requested documentation or other materials. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, including providing the other Party a reasonable opportunity to comment on the enforcing Party’s determination of litigation strategy and the filing of important papers to the competent court and the enforcing Party will consider such comments in good faith. If one Party elects to bring suit or take action against any Competitive Infringement or TAK-653 Competitive Infringement, then the other Party will have the right (if allowed under applicable Law), during or prior to commencement of the trial, suit, or action, to join any such suit or action at such other Party’s own expense by counsel of its own choice, but such other Party will at all times reasonably cooperate with the Party bringing such action. In addition, if Takeda is enforcing Patent Rights against TAK-653 Competitive Infringement, and NBI is enforcing Patent Rights in the Neurocrine Territory against the same or a related Third Party, then the Parties will discuss and reasonably coordinate enforcement strategies. (f) Expenses. Subject to this Section 12.3.2(f) (Expenses) and Section 12.3.2(h) (Allocation of Proceeds), the enforcing Party will be responsible for all expenses arising from a suit or action against a Competitive Infringement or TAK-653 Competitive Infringement, except as otherwise set forth in this Section 12.3.2 (Infringement Actions). For the avoidance of doubt, the enforcing Party will not be responsible for the other Party’s internal expenses (e.g., FTEs) incurred as a result of the other Party’s cooperation with the enforcement action as provided in this Section 12.3.2 (Infringement Actions). (g) Settlement. Neither Party will settle any claim, suit, or action that it brought under this Section 12.3.2 (Infringement Actions) in a manner that could reasonably be expected to affect the other Party’s rights or interests without the prior written consent of the other Party, which consent will not be unreasonably withheld. (h) Allocation of Proceeds. If either Party recovers monetary damages from any Third Party in a suit in the Territory pursuant to this Section 12.3.2 (Infringement Actions) or any royalties from a license agreement with a Third Party related to any alleged Competitive Infringement or TAK-653 Competitive Infringement, whether or not such damages or royalties result from the infringement of Neurocrine Prosecuted Patent Rights, such recovery will be allocated first to the reimbursement of any expenses incurred by each Party in such litigation, action, or license, and any remaining amounts will be split as follows: (i) with respect to a Competitive Infringement, (A) if Neurocrine brings the action, then [***], and (B) if Takeda brings the action, [***], and (ii) with respect to a TAK-653 62 Competitive Infringement, (A) if Takeda brings the action, then [***], and (B) if Neurocrine brings the action, [***]. 12.3.3. Defense. As between the Parties, the Party controlling the Prosecution and Maintenance of any Patent Right under Section 12.2 (Prosecution and Maintenance of Patent Rights), will have the right (but not the obligation), at its sole discretion, to defend against a declaratory judgment action, inter partes review, opposition proceeding, interference, or other legal or administration action challenging any such Patent Right. If the Party controlling such Prosecution and Maintenance of Takeda Patent Rights, Defensive Patent Rights, or Joint Program Patent Rights under Section 12.2 (Prosecution and Maintenance of Patent Rights) does not defend such Patent Right under this Section 12.3.3 (Defense) within [***], or elects not to continue any such defense (in which case it will promptly provide notice thereof to the other Party), then the other Party will have the right (but not the obligation), at its sole discretion, to defend any such Patent Right. Any awards or amounts received in defending any such action will be allocated between the Parties as provided in 12.3.2(h) (Allocation of Proceeds). 12.4. Patent Right Extensions. 12.4.1. By Neurocrine. Neurocrine will have the right to elect and file for patent term restoration or extension, supplemental protection certificate, or any of their equivalents with respect to Neurocrine Prosecuted Patent Rights worldwide for Licensed Other Products and in the Neurocrine Territory for TAK-653 Products. Neurocrine will inform Takeda of any such decision. Neurocrine will be responsible for applying for any such patent term extension. Upon the request by Neurocrine, Takeda will reasonably cooperate in the implementation of Neurocrine’s decisions made pursuant to this Section 12.4 (Patent Right Extensions). Neurocrine will bear the applicable Patent Costs incurred by Neurocrine in furtherance of such filing for any Licensed Product in the Territory. 12.4.2. By Takeda. Takeda will have the right to elect and file for patent term restoration or extension, supplemental protection certificate, or any of their equivalents with respect to Neurocrine Prosecuted Patent Rights that Cover any TAK-653 Product in Japan. Takeda will inform Neurocrine of any such decision. Takeda will be responsible for applying for any such patent term extension. Upon the request by Takeda, Neurocrine will reasonably cooperate in the implementation of Takeda’s decisions made pursuant to this Section 12.4 (Patent Right Extensions). 12.5. Third Party Rights. Notwithstanding anything in this Article 12 (Intellectual Property) to the contrary, the Parties’ rights and obligations with respect to any Patent Right Controlled pursuant to a license agreement with a Third Party will be subject to the Third Party rights and obligations under any such applicable license agreement. 12.6. Orange Book Listing. Neurocrine and Takeda will discuss in good faith the Takeda Patent Rights, Defensive Patent Rights, or Program Patent Rights that will be included in the Orange Book maintained by the FDA or similar or equivalent patent listing source, if any, in other countries for Licensed Products. After considering Takeda’s comments in good faith, Neurocrine will have the sole right to determine which Patent Rights will be included for Licensed Products in the Territory. 63 After considering Neurocrine’s comments in good faith, Takeda will have the sole right to determine which Patent Rights will be included for TAK-653 Products in Japan. Each Party will provide such assistance as may be reasonably requested by the other Party in connection with any such listing. 12.7. Trademarks. Neurocrine will have the right to brand Licensed Products in the Territory using Neurocrine-related Trademarks and any other Trademarks it determines appropriate, which may vary by country or within a country. Neurocrine will own all rights in such Trademarks and shall have the sole right to register and maintain such Trademarks in the countries and regions that it determines, at Neurocrine’s cost and expense. Takeda will have the right to brand TAK-653 Products in Japan using Takeda-related Trademarks and any other Trademarks it determines appropriate. Takeda will own all rights in such Trademarks and shall have the sole right to register and maintain such Trademarks in Japan, at Takeda’s cost and expense. Notwithstanding the foregoing, Takeda will not use, register or attempt to register (a) any Trademark for a TAK-653 Product in Japan or in the Territory that is confusingly similar to any Trademark used by Neurocrine for TAK-653 Products, or (ii) any Trademark that is confusingly similar to any USAN, INN, or other generic name for any TAK-653 Product in the Territory, in each case ((a) and (b)), without the prior written consent of Neurocrine. If Takeda desires to use Neurocrine’s global Trademark for TAK-653 Products in Japan, then at Takeda’s written request, the Parties will negotiate the terms under which Neurocrine would grant Takeda a license to use such Trademark. 12.8. Common Interest. All information exchanged between the Parties regarding the Prosecution and Maintenance, defense, and enforcement, of the Patent Rights under this Article 12 (Intellectual Property) will be deemed Confidential Information of the disclosing Party. In addition, the Parties acknowledge and agree that, with regard to such Prosecution and Maintenance, defense, and enforcement of the Patent Rights under this Article 12 (Intellectual Property), the interests of the Parties as licensor and licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Patent Rights under this Article 12 (Intellectual Property), including privilege under the common interest doctrine and similar or related doctrines. Notwithstanding any provision to the contrary contained herein, to the extent a Party has a good faith belief that any information required to be disclosed by such Party to the other Party under this Article 12 (Intellectual Property) is protected by attorney-client privilege or any other applicable legal privilege or immunity, such Party will not be required to disclose such information and the Parties will in good faith cooperate to agree upon a procedure (including entering into a specific common interest agreement, disclosing such information on a “for counsel eyes only” basis or similar procedure) under which such information may be disclosed without waiving or breaching such privilege or immunity. 13. TERM AND TERMINATION 13.1. Term. This Agreement will be effective as of the Restatement Date and, unless terminated earlier, will continue on a Licensed Product-by-Licensed Product and country-by-country basis until the date on which the Royalty Term has expired in such country in the Territory (collectively, the “Term”). Upon expiration of the Royalty Term for a Licensed Product in any country in the Territory, the licenses granted from Takeda to Neurocrine in Section 2.1 (License Grant to Neurocrine) with respect to such Licensed Product in such country will become fully paid, irrevocable, and perpetual.

64 13.2. Termination for Convenience. 13.2.1. Prior to First Commercial Sale. Neurocrine may terminate this Agreement for convenience in its entirety or in one or more (but not all) of the Major Markets, provided that for purposes of this Section 13.2 (Termination for Convenience), [***], on six months’ written notice to Takeda (a) with respect to all Licensed Products prior to the First Commercial Sale of the first Licensed Product for which First Commercial Sale occurs in the Territory or the applicable Major Market(s), or (b) with respect to all Licensed Products in one or more given Target Classes prior to the First Commercial Sale of the first Licensed Product in such Target Class(es) for which First Commercial Sale occurs in the Territory or the applicable Major Market(s), in each ((a) and (b)), excluding TAK-653 Products in Japan. 13.2.2. After First Commercial Sale. Neurocrine may terminate this Agreement for convenience in its entirety or in one or more (but not all) of the Major Markets on 12 months’ written notice to Takeda (a) with respect to all Licensed Products following the First Commercial Sale of the first Licensed Product for which First Commercial Sale occurs in the Territory or the applicable Major Market(s), or (b) with respect to all Licensed Products in one or more given Target Classes following the First Commercial Sale of the first Licensed Product in such Target Class(es) for which First Commercial Sale occurs in the Territory or the applicable Major Market(s), in each ((a) and (b)), excluding TAK-653 Products in Japan. 13.3. Termination for Cause. 13.3.1. Termination by Takeda. (a) Termination for Material Breach. Takeda will have the right to terminate this Agreement upon delivery of written notice to Neurocrine in the event of any material breach of this Agreement by Neurocrine, solely with respect to the Target Class of a Licensed Product to which such material breach relates, or in its entirety in the event of any material breach of this Agreement by Neurocrine that relates to all Licensed Products, provided that such termination will not be effective if such breach has been cured within [***] after written notice thereof is given by Takeda to Neurocrine specifying the nature of the alleged breach; provided, however, that (i) to the extent such material breach involves the failure to make a payment when due, such breach must be cured within [***] after written notice thereof is given by Takeda to Neurocrine, and (ii) if such breach (other than a failure to make a payment when due) is capable of cure but is not reasonably capable of cure within such [***] period, then Neurocrine may submit a reasonable cure plan prior to the end of such time period, in which case Takeda will not have the right to terminate this Agreement for so long as Neurocrine is using reasonable efforts to implement such cure, for a period not to exceed an additional [***] from the end of the initial [***] cure period. (b) Termination for Patent Challenge. If Neurocrine or any of its Affiliates files, assists a Third Party in filing, or joins a Third Party in filing or maintaining, a Patent Challenge of any Patent Right Controlled by Takeda that Covers any Licensed Product, then Takeda may terminate this Agreement with respect to the Target Classes for all Licensed Products Covered by such Patent Right by providing written notice of such termination to Neurocrine. This Section 13.3.1(b) 65 (Termination for Patent Challenge) will not apply to any such Patent Challenge that is first made by Neurocrine or any of its Affiliates in defense of a claim of patent infringement brought by Takeda under the applicable Patent Right, and with respect to any Sublicensee, Takeda will not have the right to terminate this Agreement under this Section 13.3.1(b) (Termination for Patent Challenge) with respect to any Licensed Product if Neurocrine (i) causes such Patent Challenge to be terminated or dismissed (or in the case of ex parte proceedings, multi-party proceedings, or other Patent Challenges in which Neurocrine does not have the power to unilaterally cause the Patent Challenge to be withdrawn, causes such Sublicensee to withdraw as a party from such Patent Challenge and to cease actively assisting any other party to such Patent Challenge) or (ii) terminates such Sublicensee’s sublicense to the Patent Rights being challenged by the Sublicensee, in each case, within [***] of Takeda’s notice to Neurocrine under this Section 13.3.1(b) (Termination for Patent Challenge). (c) Termination for Cessation of Development or Commercialization. On a Target Class-by-Target Class basis, Takeda may, at its election, terminate this Agreement with respect to a Target Class upon [***] prior written notice to Neurocrine in the event that Neurocrine, itself or together with or through any of its Affiliates or Sublicensees, does not conduct any Development or Commercialization activities with respect to any Licensed Product within such Target Class for a continuous period of more than [***]. Notwithstanding any provision to the contrary set forth in this Section 13.3.1(c) (Termination for Cessation of Development or Commercialization), [***]. 13.3.2. Termination by Neurocrine. (a) Termination for Material Breach. Neurocrine will have the right to terminate this Agreement upon delivery of written notice to Takeda in the event of any material breach of this Agreement by Takeda solely with respect to the Target Class of a Licensed Product to which such material breach relates, or in its entirety in the event of any material breach of this Agreement by Takeda that relates to all Licensed Products, provided that such termination will not be effective if such breach has been cured within [***] after written notice thereof is given by Neurocrine to Takeda specifying the nature of the alleged breach; provided, however, that (i) to the extent such material breach involves the failure to make a payment when due, such breach must be cured within [***] after written notice thereof is given by Neurocrine to Takeda, and (ii) if such breach (other than a failure to make a payment when due) is capable of cure but is not reasonably capable of cure within such [***] period, then Takeda may submit a reasonable cure plan prior to the end of such time period, in which case Neurocrine will not have the right to terminate this Agreement for so long as Takeda is using 66 reasonable efforts to implement such cure, for a period not to exceed an additional [***] from the end of the initial [***] cure period. (b) Termination for Patent Challenge. If Takeda or any of its Affiliates files, assists a Third Party in filing, or joins a Third Party in filing or maintaining, a Patent Challenge of any Patent Right that is pending or granted in Japan, Controlled by Neurocrine, and Covers any TAK-653 Product in Japan, then Neurocrine may terminate (A) the licenses granted to Takeda in Section 2.2 (License Grant to Takeda), (B) Neurocrine’s obligations to disclose Neurocrine Technology to Takeda under Sections 2.7 (Knowledge and Technology Transfer) and 4.4 (TAK- 653 Product Data Sharing) and (C) Takeda’s rights under Article 12 (Intellectual Property) with respect to Patent Rights in the Neurocrine Technology, in each case (A)-(C) immediately upon written notice of such termination to Takeda. If Neurocrine provides such written notice of such termination to Takeda, then Takeda’s obligation to pay royalties to Neurocrine on TAK-653 Products in Japan pursuant to Section 8.1.2(b) (Payable by Takeda) will also terminate as of the date of such written notice (except, for clarity, Takeda will pay royalties to the extent accrued prior to the date of such notice). This Section 13.3.2(b) (Termination for Patent Challenge) will not apply to any such Patent Challenge that is first made by Takeda or any of its Affiliates in defense of a claim of patent infringement brought by Neurocrine under the applicable Patent Right, and with respect to any Patent Challenge by a Sublicensee, Neurocrine will not have the right to terminate such licenses and rights under this Section 13.3.2(b) (Termination for Patent Challenge) if Takeda (i) causes such Patent Challenge to be terminated or dismissed (or in the case of ex parte proceedings, multi-party proceedings, or other Patent Challenges in which Takeda does not have the power to unilaterally cause the Patent Challenge to be withdrawn, causes such Sublicensee to withdraw as a party from such Patent Challenge and to cease actively assisting any other party to such Patent Challenge) or (ii) terminates such Sublicensee’s sublicense to the Patent Rights being challenged by the Sublicensee, in each case, within [***] of Neurocrine’s notice to Takeda under this Section 13.3.2(b) (Termination for Patent Challenge). For clarity, termination under this Section 13.3.2(b) (Termination for Patent Challenge) is not a termination of this Agreement, and Section 13.4 (Effects of Termination) will not apply to such termination. 13.3.3. Disputed Breach. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 13.3.1(a) (Termination for Material Breach), Section 13.3.2(a) (Termination for Material Breach), or Section 13.3.1(c) (Termination for Cessation of Development or Commercialization) and such alleged breaching Party provides the other Party notice of such Dispute within such applicable period, then the cure periods set forth in Section 13.3.1(a) (Termination for Material Breach), Section 13.3.2(a) (Termination for Material Breach), or Section 13.3.1(c) (Termination for Cessation of Development or Commercialization), as applicable, will be tolled during the pendency of the dispute resolution process as set forth in Section 14.3 (Dispute Resolution) and the non-breaching Party will not have the right to terminate this Agreement under Section 13.3.1(a) (Termination for Material Breach), Section 13.3.2(a) (Termination for Material Breach), or Section 13.3.1(c) (Termination for Cessation of Development or Commercialization), as applicable, unless and until such dispute resolution process has been completed (including the tolling and cure period set forth therein) and such process results in a determination that the alleged breaching Party has materially breached this Agreement and 67 failed to cure such breach within the applicable time periods. During the pendency of such dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder. 13.4. Effects of Termination. Upon termination (but not expiration) of this Agreement in its entirety or on a Terminated Target Class-by-Terminated Target Class basis, as applicable, in each case, in accordance with Section 13.2 (Termination for Convenience) or Section 13.3 (Termination for Cause), the following will apply with respect to the Terminated Products in the Terminated Territory: 13.4.1. Termination of Licenses. As of the effective date of termination of this Agreement, all licenses granted under Article 2 (License Grant) with respect to the Terminated Products in the Terminated Territory will terminate, and all sublicenses granted by Neurocrine or its Affiliates pursuant to Section 2.3 (Sublicensing Terms) with respect to the Terminated Products in the Terminated Territory will also terminate, unless the applicable Sublicensee is not then in breach of its sublicense agreement or the terms of this Agreement applicable to such Sublicensee and elects in writing prior to such termination to be granted a direct license from Takeda under the terms of Section 13.4.5 (New License Agreements). 13.4.2. Return of Confidential Information. As soon as reasonably practicable after the effective date of termination of this Agreement, each Party will promptly destroy (and certify such destruction in writing) or return to the other Party all of such other Party’s Confidential Information that relates specifically to a Terminated Product or the Terminated Territory, except that such Party will have the right to retain a copy of tangible Confidential Information of such other Party for legal archival purposes. 13.4.3. Intellectual Property License to Takeda. (a) Effective upon any termination of this Agreement other than as provided in the following Section 13.4.3(b) (Intellectual Property License to Takeda), upon Takeda’s request, Neurocrine will grant, and hereby does grant (which license shall be exercisable only upon the date that such termination becomes effective), to Takeda an irrevocable, perpetual license in the Field in the Terminated Territory, with the right to grant sublicenses (through multiple tiers), under [***]: (i) [***]. (ii) [***].

68 (b) Effective upon termination of this Agreement by Neurocrine pursuant to Section 13.3.2(a) (Termination for Material Breach), upon Takeda’s request, Neurocrine will grant, and hereby does grant (which license shall be exercisable only upon the date that such termination becomes effective), to Takeda a [***] license in the Field in the Terminated Territory, with the right to grant sublicenses (through multiple tiers) under the Grantback IP to Exploit the Terminated Product in the form such product exists as of the applicable effective date of termination, [***]. (c) To the extent any such Grantback IP is in-licensed or acquired by Neurocrine from a Third Party, [***]. (d) [***]. (e) The terms of Article 8 (Payments) will apply to the payment and reporting of any royalties described in this Section 13.4.3 (Intellectual Property License to Takeda), mutatis mutandis. 13.4.4. Trademarks for Terminated Products. Effective upon any termination of this Agreement in all countries of the Territory, if, as of the effective date of termination, the Terminated Product has received Regulatory Approval in any country in the Territory, Neurocrine will assign and transfer (and if unable to assign and transfer, exclusively license) to Takeda any trademarks owned or Controlled by Neurocrine that identify such 69 Terminated Product for the purpose of Commercializing such Terminated Product. If this Agreement is terminated with respect to one or more, but not all, countries in the Territory, then Neurocrine will grant an exclusive license to Takeda under any trademarks in the Terminated Territory owned or Controlled by Neurocrine or its Affiliates or terminated Sublicensees that identify such Terminated Product for the purpose of Commercializing such Terminated Product in the Terminated Territory. 13.4.5. New License Agreements. Upon termination of this Agreement for any reason with respect to Terminated Product and the Terminated Territory, [***] (each a “New License Agreement”). Under any such New License Agreement [***]. 13.4.6. Assignment of Agreements. Upon any termination of this Agreement, upon Takeda’s request, Neurocrine will [***] to assign to Takeda any Third Party agreements pursuant to which Neurocrine then Controls any Patent Rights that Cover, or Know-How that relates to, a Terminated Product in the Terminated Territory, [***]. If such a sublicense or other right is granted to Takeda, then Takeda will pay to Neurocrine [***]% of all payments due to the applicable Third Party under any such Third Party agreement in consideration of such sublicense or other rights. [***]. 70 13.4.7. Assignment and Disclosure. Upon termination of this Agreement, to the extent requested by Takeda following the date that a Party provides notice of termination of this Agreement (and in any event, no later than [***] after the effective date of termination), Neurocrine will use reasonable efforts promptly upon request of Takeda to: (a) assign and transfer to Takeda or its designee all of Neurocrine’s rights, title, and interests in and to all (i) clinical trial agreements (subject to Section 13.4.9 (Ongoing Clinical Trials)), manufacturing and supply agreements, distribution agreements, and other agreements to which Neurocrine is a party that relates to the Terminated Product and (ii) data from any applicable Clinical Trials in Neurocrine’s Control, in each case, solely to the extent assignable without consent of, or the provision of consideration (whether monetary or otherwise) to, any Third Party and not cancelled and solely to the extent the foregoing relate exclusively to the Terminated Products in the Terminated Territory and are necessary for the Exploitation of the Terminated Products in the Terminated Territory; and (b) to the extent any agreement or data set forth in the foregoing clause (a) is not assignable to Takeda or does not exclusively relate to the Terminated Products in the Terminated Territory, reasonably cooperate with Takeda to arrange to continue to provide such services for a reasonable time after termination of this Agreement (not to exceed [***]) with respect to such Terminated Products in the Terminated Territory to facilitate the orderly transition of all Development, Commercialization, and other activities then being performed by or on behalf of Neurocrine or its Affiliates or Sublicensees for the Terminated Products in the Terminated Territory to Takeda or its designee. Neurocrine will provide up to an aggregate (including such assistance provided pursuant to this Section 13.4.7(b) (Assignment and Disclosure), Section 13.4.11 (Know-How Transfer Support), and Section 13.4.14 (Transition Assistance)) of [***] FTE hours of transition assistance per Terminated Product from Neurocrine FTEs at no cost to Takeda, up to a maximum of [***] FTE hours in the aggregate for all Terminated Products, provided that Takeda will thereafter be responsible and reimburse Neurocrine for all documented FTE Costs at the FTE Rate and expenses associated with such assistance in accordance with an agreed budget, and accordingly, Neurocrine may invoice Takeda for such FTE Costs and expenses, in each case, incurred in connection with providing such assistance in accordance with such budget, and Takeda will pay the undisputed invoiced amounts within [***] after the date of such invoice. Neurocrine will be responsible for the costs and expenses it incurs associated with the assignments set forth in this Section 13.4.7 (Assignment and Disclosure). 13.4.8. Assignment of Regulatory Documentation; Data. Upon termination of this Agreement in its entirety or with respect to Terminated Products in the Terminated Territory: (a) upon Takeda’s request, (i) Neurocrine will and hereby does, and will cause its Affiliates and applicable terminated Sublicensees to, assign and transfer to Takeda or its designee, at no cost to Takeda, all of Neurocrine’s rights, title, and interest in and to all Regulatory Submissions, Regulatory Approvals, and Pricing Approvals for the Terminated Products in the Terminated Territory then Controlled by Neurocrine or any of its Affiliates or, as 71 applicable, terminated Sublicensees, and (ii) to the extent assignment pursuant to clause (i) is delayed or is not permitted by the applicable Regulatory Authority, permit Takeda to cross-reference and rely upon any Regulatory Submissions, Regulatory Approvals, and Pricing Approvals filed by Neurocrine with respect to such Terminated Products in the Terminated Territory, (b) upon Takeda’s reasonable written request, (i) Neurocrine will execute and deliver, or will cause to be executed and delivered, to Takeda or its designee such endorsements, assignments, commitments, acknowledgements, and other documents as may be necessary to assign, convey, transfer, and deliver to Takeda or its designee all of Neurocrine’s or its applicable Affiliate’s or designee’s rights, title, and interests in and to all such assigned Regulatory Submissions, Regulatory Approvals, and Pricing Approvals, including submitting to each applicable Regulatory Authority or other Governmental Authority in the Terminated Territory a letter or other necessary documentation (with copy to Takeda) notifying such Regulatory Authority or other Governmental Authority of, or otherwise giving effect to, the transfer of ownership to Takeda of all such assigned Regulatory Submissions, Regulatory Approvals, and Pricing Approvals, and (ii) Neurocrine will, (A) at its cost and expense, provide to Takeda copies of all material related documentation, including material non-clinical, preclinical, and clinical data related to the Terminated Products in the Terminated Territory that are then held by or reasonably available to Neurocrine or its Affiliates, provided that Neurocrine will have no obligation to provide copies of any such documentation to the extent previously received by Neurocrine from Takeda or provided from Neurocrine to Takeda or otherwise publicly available, and (B) provide Takeda with reasonable assistance with any inquiries and correspondence with Regulatory Authorities regarding the Terminated Products, and (c) the Parties will discuss and establish appropriate arrangements with respect to safety data exchange. 13.4.9. Ongoing Clinical Trials. (a) Transfer to Takeda. Unless prohibited by any Regulatory Authority or applicable Law, at Takeda’s written request, (i) Neurocrine will transfer control of all Clinical Trials involving any Terminated Products being conducted only in the Terminated Territory by or on behalf of Neurocrine, its Affiliate, or applicable terminated Sublicensees as of the effective date of termination to Takeda or its Affiliates or a Third Party that is designated in writing by Takeda, and (ii) Neurocrine will continue to conduct such Clinical Trials, at Takeda’s cost, to minimize interruption of any such Clinical Trials. Takeda will pay all external expenses incurred by either Party and all internal costs incurred by Neurocrine to complete such Clinical Trials if Takeda requests that such Clinical Trials be completed. (b) Neurocrine Wind-Down. If Takeda does not elect to assume control of any such Clinical Trials, then Neurocrine will, in accordance with accepted pharmaceutical industry norms and ethical practices, wind-down any on-going Clinical Trials of Terminated Products in the Terminated Territory for which it has responsibility hereunder. Neurocrine will be responsible for any external expenses associated with such wind-down. 13.4.10. Appointment as Exclusive Distributor. Upon any termination of this Agreement, if Neurocrine is Commercializing any Terminated Products in the Terminated Territory as of the applicable effective date of termination, then, upon Takeda’s request (in its sole discretion) on a country-by-country basis and at Takeda’s expense, until such time as all Regulatory Approvals with respect to such Terminated Products in such Terminated

72 Territory have been assigned and transferred to Takeda, Neurocrine will appoint Takeda or its designee as its exclusive distributor of such Terminated Products in such Terminated Territory and grant Takeda or its designee the right to appoint sub-distributors, to the extent not prohibited by any written agreement between Neurocrine or any of its Affiliates and a Third Party. 13.4.11. Know-How Transfer Support. Upon any termination of this Agreement, in furtherance of the license of Grantback IP pursuant to Section 13.4.3 (Intellectual Property License to Takeda), Neurocrine will, for a period of [***] from the effective date of such termination, provide a reasonable amount of consultation or other assistance, as Takeda may reasonably request to assist Takeda in becoming familiar with such Grantback IP in order for Takeda to undertake further Exploitation of the Terminated Products in the Terminated Territory. Neurocrine will provide assistance and the Parties will bear costs of such assistance as set forth in Section 13.4.7(b) (Assignment and Disclosure). 13.4.12. Inventory. Upon any termination of this Agreement with respect to the Terminated Products in the Terminated Territory, upon Takeda’s request, Neurocrine will transfer to Takeda or its designee some or all inventory of the Terminated Products (including all final product, bulk drug substance, intermediates, works-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, and the like) then in the possession or Control of Neurocrine or its Affiliates or applicable terminated Sublicensees; provided that Takeda will pay Neurocrine [***]. 13.4.13. Wind-Down. Upon termination of this Agreement, Neurocrine will either, as directed by Takeda, (a) wind-down any ongoing activities with respect to the Terminated Products for the Terminated Territory in an orderly fashion, or (b) transfer such activities to Takeda or its designee in accordance with this Section 13.4 (Effects of Termination) in an orderly fashion and in compliance with all applicable Laws. 13.4.14. Transition Assistance. Upon any termination of this Agreement, upon Takeda’s request, Neurocrine will use reasonable efforts to seek an orderly transition of the Development and Commercialization of the Terminated Products in the Terminated Territory to Takeda or its designee, for so long as is necessary to ensure patient safety, including ensuring continuity of supply to any patients, but in no event for longer than [***] from the effective date of termination. Neurocrine will provide such assistance and the Parties will bear the costs of such assistance as set forth in Section 13.4.7(b) (Assignment and Disclosure). 13.4.15. Obligations re TAK-653. If this Agreement is terminated by either Party with respect to all Target Classes or with respect to the AMPA potentiator Target Class (excluding any termination that is solely with respect to one or more Major Markets outside Japan), then notwithstanding any provision to the contrary set forth herein, Takeda will continue to pay Neurocrine royalties on Net Sales of TAK-653 Products in Japan as set forth in Section 8.1.2(b) (Payable by Takeda) and the applicable terms of Article 8 (Payments). For the avoidance of doubt, on any termination of the Agreement, Takeda will only pay royalties to Neurocrine on TAK-653 Products in Japan pursuant to Section 8.1.2(b) (Payable by Takeda) and will not pay any additional royalties pursuant to Section 13.4.3 (Intellectual Property License to Takeda). 73 13.5. Survival. In addition to the termination consequences set forth in Section 13.4 (Effects of Termination), the following provisions will survive the expiration or termination of this Agreement for any reason: all of Article 1 (Definitions), Section 2.2 (except as provided in Section 13.3.2(b) (Termination for Patent Challenge), Section 2.8 (No Other Rights and Retained Rights), Section 3.4 (Scientific Records) (to the extent consistent with the applicable Party’s record retention policies and applicable Law), Section 5.5 (Recalls, Market Withdrawals, or Corrective Actions), Article 8 (Payments) (solely with respect to amounts accrued prior to termination but not paid and the reporting and information sharing procedures associated therewith and with respect to royalties on Net Sales of TAK-653 Products in Japan after the effective date of termination and the reporting and information sharing procedures associated therewith), Article 9 (Confidentiality and Publication), Article 11 (Indemnification; Limitation of Liability; Insurance), Section 12.1 (Inventions), Section 12.8 (Common Interest), Section 13.1 (Term) (solely in case of expiration), this Section 13.5 (Survival), and Article 14 (Miscellaneous). Expiration or termination of this Agreement for any reason will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, with respect to any breach of this Agreement. 14. MISCELLANEOUS 14.1. Assignment. Except as provided in this Section 14.1 (Assignment), this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the written consent of the other Party. Notwithstanding the foregoing, either Party may, without the other Party’s written consent, assign this Agreement and its rights and obligations hereunder in whole or in part (a) to an Affiliate, provided that if the entity to which this Agreement is assigned ceases to be an Affiliate of the assigning Party, this Agreement will be automatically assigned back to the assigning Party or its successor, or (b) to a party that acquires, by or otherwise in connection with a merger, sale of assets, or otherwise, all or substantially all of the business of the assigning Party to which the subject matter of this Agreement relates. The assigning Party will remain responsible for the performance by its assignee of any obligation hereunder so assigned. Any purported assignment in violation of this Section 14.1 (Assignment) will be null, void, and of no legal effect. 14.2. Governing Law. This Agreement will be construed and the respective rights of the Parties determined in accordance with the substantive Laws of the State of New York, notwithstanding any provisions of New York Laws or any other Laws governing conflicts of laws to the contrary, and the patent Laws of the relevant jurisdiction without reference to any rules of conflicts of laws to the contrary. 14.3. Dispute Resolution. 14.3.1. Exclusive Dispute Resolution Mechanism. The Parties agree that, except as expressly set forth in this Agreement (including under Section 7.4.2 (Final Decision-Making Authority, Section 3.5 (Supply of TAK-653 Products for Development in Japan), Section 5.7 (Supply of TAK-653 Products for Japan)), and Section 13.4.3 (Intellectual Property License to Takeda)), the procedures set forth in this Section 14.3 (Dispute Resolution) will be the exclusive mechanism for resolving any dispute, controversy, or claim between the Parties arising out of or relating to this Agreement (whether based on contract, tort or otherwise) (each, a “Dispute,” and collectively, the “Disputes”). 74 14.3.2. Resolution by Executive Officers. [***]. 14.3.3. Litigation. With the exception of legal actions, proceedings or claims described in Sections 14.3.4 (Preliminary Injunctions) and 14.3.5 (Patent and Trademark Disputes) below, any legal action or proceedings to resolve a Dispute that was subject to and not resolved under Section 14.3.2 (Resolution by Executive Officers) will be brought exclusively in a court of competent jurisdiction, federal or state, located in New York, New York, and in no other jurisdiction. Each Party hereby irrevocably consents to personal jurisdiction and venue in, and irrevocably agrees to service of process issued or authorized by, any such court in any such action or proceeding. The Parties hereby irrevocably waive any objection which they may now have or hereafter have to the laying of venue in the federal or state courts of New York in any such action or proceeding, and hereby irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Parties hereby agree that any final judgment rendered by any such federal or state court of New York in any action or proceeding involving any Dispute, from which no appeal can be or is taken, may be enforced by the prevailing Party in any court of competent jurisdiction. 14.3.4. Preliminary Injunctions. Notwithstanding any provision to the contrary set forth in this Agreement, in the event of an actual or threatened breach of a Party’s covenants or obligations under this Agreement, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis. 14.3.5. Patent and Trademark Disputes. Notwithstanding anything to the contrary set forth in this Agreement, any and all issues regarding the scope, construction, validity, and enforceability of any Patent Right or Trademark relating to a Licensed Product will be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent or trademark laws of the country in which such Patent Rights or Trademarks were granted or arose. 14.3.6. Confidentiality. Any and all activities conducted under this Section 14.3 (Dispute Resolution), including any and all proceedings and decisions hereunder, will be deemed Confidential Information of each of the Parties, and will be subject to Article 9 (Confidentiality and Publication), to the extent permitted in accordance with applicable Law. 14.4. Entire Agreement; Amendments. This Agreement, including its Schedules, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral (other than the Original Agreement, which governs the Parties’ rights and obligations thereunder during the period 75 from the Effective Date until the Restatement Date). This Agreement may be amended, or any term hereof modified or waived, only by a written instrument duly-executed by authorized representatives of both Parties. For clarity, the Schedules attached hereto may be amended, or any term thereof modified, only by a written instrument duly-executed by authorized representatives of both Parties. 14.5. Severability. If any provision hereof is held invalid, illegal, or unenforceable in any respect in any jurisdiction, then the Parties will negotiate in good faith to promptly substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions, which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that most closely effectuate the original economic intent of the Parties. In case such valid provisions cannot be agreed upon, the invalid, illegal, or unenforceable nature of one or several provisions of this Agreement will not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal, or unenforceable provisions. 14.6. Headings. The captions to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections hereof. 14.7. Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply. 14.8. Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation” and will not be interpreted to limit the provision to which it relates; (c) the word “will” will be construed to have the same meaning and effect as the word “shall”; (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (e) any reference herein to any Person will be construed to include the Person’s successors and assigns; (f) the words “herein,” “hereof,” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety, as the context requires, and not to any particular provision hereof; (g) all references herein to Sections or Schedules will be construed to refer to sections or schedules of this Agreement, and references to this Agreement include all Schedules hereto; (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; (i) provisions that require that a Party, the Parties, or any committee hereunder “agree,” “consent,” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging); (j) references to any specific law, rule, or regulation, or article, section, or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule, or regulation thereof; (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or” unless preceded by the word “either” or other language indicating the subjects of the conjunction are, or are intended to be, mutually exclusive; and (l) unless otherwise specified, “day” means a calendar day.

76 14.9. No Implied Waivers; Rights Cumulative. No failure on the part of Neurocrine or Takeda to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at Law or in equity or otherwise, will impair, prejudice or constitute a waiver of any such right, power, remedy or privilege, or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor will any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. 14.10. Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by email with confirmation of receipt, sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: If to Neurocrine, to: Neurocrine Biosciences, Inc. 12780 El Camino Real San Diego, CA 92130 Attention: Vice President, Business Development Email: [***] With a copy (which will not constitute notice) to: Neurocrine Biosciences, Inc. 12780 El Camino Real San Diego, CA 92130 Attention: Chief Legal Officer Email: [***] and a copy (which will not constitute notice) to: Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 Attention: Jason Kent Email: [***] If to Takeda, to: Takeda Pharmaceutical Company Limited 1-1, Doshomachi 4-Chome, Chuo-ku Osaka 540-8645, Japan Attention: General Manager, Global Business Development With a copy (which will not constitute notice) to: Takeda Pharmaceutical Company Limited 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan Attention: Head of IP Licensing & R&D Contract, Japan Legal Takeda Pharmaceuticals U.S.A., Inc. 500 Kendall Street Cambridge, MA 02142 Attention: Regional General Counsel 77 Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 Attention: Hannah H. England Email: [***] or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) when sent if sent by email on a Business Day (or if sent on a non-Business Day, then on the next Business Day); (c) on the Business Day of receipt if sent by overnight courier; or (d) on the Business Day of receipt if sent by mail. 14.11. Compliance with Export Regulations. Neither Party will export any technology licensed to it by the other Party under this Agreement except in compliance with U.S. export Laws and regulations. 14.12. Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in achieving any objective, satisfying any condition, or performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from acts or events beyond the reasonable control of such Party, including acts of God, embargoes, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotions, strikes, lockouts, or other labor disturbances (other than strikes, lockouts, or labor disturbances involving a Party’s own employees), government actions, fire, earthquakes, floods, epidemics, pandemics, the spread of infectious diseases, and quarantines (“Force Majeure”). Notwithstanding the foregoing, a Party will not be excused from making payments owed hereunder due to any such Force Majeure circumstances affecting such Party. The affected Party will notify the other Party in writing of any Force Majeure circumstances that may affect its performance under this Agreement as soon as reasonably practical, will provide a good faith estimate of the period for which its failure or delay in performance under the Agreement is expected to continue based on currently available information, and will undertake reasonable efforts necessary to mitigate and overcome such Force Majeure circumstances and resume normal performance of its obligations hereunder as soon a reasonably practicable under the circumstances. If the Force Majeure circumstance continues, then, to the extent reasonably possible under the circumstances, the affected Party will update such written notice to the other Party on a bi-weekly basis, or more frequently if requested by the other Party, to provide updated summaries of its mitigation efforts and its estimates of when normal performance under the Agreement will be able to resume. 14.13. Independent Parties. It is expressly agreed that Neurocrine and Takeda will be independent contractors and that, except as otherwise required by applicable Law, the relationship between Neurocrine and Takeda will not constitute a partnership (including for U.S. federal Tax purposes), joint venture, or agency. Neurocrine will not have the authority to make any statements, representations, or commitments of any kind, or to take any action, that will be binding on Takeda, without the prior written consent of Takeda, and Takeda will not have the authority to make any statements, representations, or commitments of any kind, or to take any action, that will be binding on Neurocrine, without the prior written consent of Neurocrine. The Parties (and any successor, assignee, transferee, or Affiliate of a Party) will not treat or report the relationship between the Parties arising under this Agreement as a partnership for United States tax purposes to the extent reasonably permitted based upon advice of the applicable Party’s tax return preparer. 78 14.14. Further Assurances. The Parties agree to reasonably cooperate with each other in connection with any actions required to be taken as part of their respective obligations under this Agreement, and will (a) furnish to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things (including working collaboratively to correct any clerical, typographical, or other similar errors in this Agreement), all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement. 14.15. Performance by Affiliates. Each Party acknowledges and accepts that the other Party may exercise its rights and perform its obligations (including granting or continuing licenses and other rights) under this Agreement either directly or through one or more of its Affiliates. A Party’s Affiliates will have the benefit of all rights (including all licenses and other rights) of such Party under this Agreement. Accordingly, in this Agreement “Takeda” will be interpreted to mean “Takeda or its Affiliates” and “Neurocrine” will be interpreted to mean “Neurocrine or its Affiliates” where necessary to give each Party’s Affiliates the benefit of the rights provided to such Party in this Agreement and the ability to perform its obligations (including granting or continuing licenses and other rights) under this Agreement; provided, however, that in any event each Party will remain responsible for the acts and omissions, including financial liabilities, of its Affiliates. 14.16. Binding Effect; No Third Party Beneficiaries. As of the Restatement Date, this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Except as expressly set forth in this Agreement, no Person other than the Parties and their respective Affiliates and permitted assignees hereunder will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement. 14.17. Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile or PDF signature pages, each of which will be deemed an original, but all of which together will constitute one and the same instrument. [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK] IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Exclusive License Agreement to be executed by their duly authorized representatives as of the Restatement Date. TAKEDA PHARMACEUTICAL COMPANY LIMITED BY: /s/ Rika Kurosaki NAME: Rika Kurosaki TITLE: Lead, Corporate Development, Global Business Development [Signature Page to Amended and Restated Exclusive License Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Exclusive License Agreement to be executed by their duly authorized representatives as of the Restatement Date. NEUROCRINE BIOSCIENCES, INC. BY: /s/ Kyle Gano NAME: Kyle W. Gano, Ph.D. TITLE: Chief Executive Officer [Signature Page to Amended and Restated Exclusive License Agreement] SCHEDULE 1.33 DEFENSIVE PATENT RIGHTS [***] SCHEDULE 1.80 LICENSED ASSETS Licensed Asset Mechanism of Action TAK-653 Asset NBI-1065845 (TAK-653) AMPA potentiator Nonclinical Assets [***] [***] [***] [***] SCHEDULE 1.188 TAKEDA KNOW-HOW Structure-activity relationship data and in vitro and in vivo data for the following chemical series: [***] [***]

SCHEDULE 3.5 [***] DISPUTE RESOLUTION [***] SCHEDULE 9.2.3 PRESS RELEASE Neurocrine Biosciences Announces Amendment to Strategic Collaboration with Takeda to Develop and Commercialize Osavampator (formerly NBI-1065845/TAK-653) - Neurocrine Obtains Exclusive Worldwide Development and Commercialization Rights Excluding Japan and Converts to Royalty-Bearing License for Osavampator - Takeda Reacquires Rights to Osavampator in Japan SAN DIEGO, Jan. 27, 2025 – Neurocrine Biosciences (Nasdaq: NBIX) today announced it has amended its agreement with Takeda to develop and commercialize osavampator (NBI- 1065845/TAK-653). Under the amended agreement, Neurocrine will obtain exclusive rights for all indications to develop and commercialize osavampator, a potential first-in-class AMPA positive allosteric modulator in development for patients with inadequate response to treatment of major depressive disorder (MDD) in all territories worldwide except Japan, where Takeda will reacquire exclusive rights. Under the terms of the updated agreement, each company is responsible for development costs in their respective region, and both companies are eligible to receive royalty payments. “This streamlined collaboration structure allows Neurocrine to focus on bringing this important medicine to patients as quickly as possible,” said Kyle Gano, Ph.D., Chief Executive Officer at Neurocrine Biosciences. “With the recent successful completion of our End-of-Phase 2 meeting with FDA for osavampator, we look forward to beginning the Phase 3 program in the first half of this year.” “With its long-standing expertise developing therapies for serious psychiatric disorders, Neurocrine is the ideal partner to develop osavampator,” said Sarah Sheikh, M.Sc., B.M., B.Ch, MRCP, Head, Neuroscience Therapeutic Area Unit and Head, Global Development at Takeda. “As it continues to progress through clinical development, osavampator has the potential to add a meaningful new treatment option for patients with MDD.” About the Collaboration with Takeda In 2020, Neurocrine Biosciences and Takeda entered into a strategic collaboration to develop and commercialize compounds in depression and schizophrenia, including an exclusive license to both osavampator and NBI-1070770, which are being studied for the treatment of major depressive disorder, as well as a preclinical GPR139 antagonist development program. About Osavampator Osavampator is a potential first-in-class, investigational alpha-amino-3-hydroxy-5-methyl-4- isoxazole propionic acid (AMPA) positive allosteric modulator (PAM) in development for patients with MDD who have not benefited from treatment with at least one antidepressant in their current episode of depression. In April 2024, Neurocrine announced positive topline data for its Phase 2 SAVITRI™ study in adult subjects with MDD. Neurocrine plans to initiate a Phase 3 program in the first half of this year. About Major Depressive Disorder Major depressive disorder (MDD) is a serious disorder characterized by a persistently depressed mood, loss of interest, poor concentration, and decreased energy, among other symptoms. According to the World Health Organization, MDD is one of the leading causes of disability, is a serious condition that presents an increased risk of suicide and self-harm, and is associated with increased all-cause mortality rates. More than 21 million people in the U.S. live with MDD and it is estimated that roughly a third of those do not respond to available antidepressants. About Neurocrine Biosciences Neurocrine Biosciences is a leading neuroscience-focused, biopharmaceutical company with a simple purpose: to relieve suffering for people with great needs. We are dedicated to discovering and developing life-changing treatments for patients with under-addressed neurological, neuroendocrine and neuropsychiatric disorders. The company's diverse portfolio includes FDA- approved treatments for tardive dyskinesia, chorea associated with Huntington's disease, classic congenital adrenal hyperplasia, endometriosis* and uterine fibroids,* as well as a robust pipeline including multiple compounds in mid- to late-phase clinical development across our core therapeutic areas. For three decades, we have applied our unique insight into neuroscience and the interconnections between brain and body systems to treat complex conditions. We relentlessly pursue medicines to ease the burden of debilitating diseases and disorders, because you deserve brave science. For more information, visit neurocrine.com, and follow the company on LinkedIn, X (formerly Twitter) and Facebook. (*in collaboration with AbbVie) The NEUROCRINE BIOSCIENCES Logo Lockup and YOU DESERVE BRAVE SCIENCE are registered trademarks of Neurocrine Biosciences, Inc. SAVITRI is a trademark of Neurocrine Biosciences, Inc. Forward-Looking Statements In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties. These statements include, but are not limited to, statements related to the benefits to be derived from transactions with Takeda Pharmaceutical Company Limited; statements regarding the clinical results from, and our future development plans with respect to, osavampator, as well as the therapeutic potential and clinical benefits or safety profile of osavampator. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements include: risks that clinical development activities may not be initiated or completed on time or at all, or may be delayed for regulatory, manufacturing, or other reasons, may not be successful or replicate previous clinical trial results, may fail to demonstrate that our product candidates are safe and effective, or may not be predictive of real-world results or of results in subsequent clinical trials; our future financial and operating performance; risks associated with our dependence on third parties for development, manufacturing, and commercialization activities for our products and product candidates, and our ability to manage these third parties; risks that the FDA or other regulatory authorities may make adverse decisions regarding our products or product candidates; risks that the potential benefits of the agreements with our collaboration partners may never be realized; risks that our products, and/or our product candidates may be precluded from commercialization by the proprietary or regulatory rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; risks associated with U.S. federal or state legislative or regulatory and/or policy efforts which may result in, among other things, an adverse impact on our revenues or potential revenue; risks associated with potential generic entrants for our products; risks that the benefits of the agreements with Takeda may never be realized; and other risks described in the Company's periodic reports filed with the Securities and Exchange Commission, including without limitation the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2024. Neurocrine Biosciences disclaims any obligation to update the statements contained in this press release after the date hereof other than required by law. Neurocrine Biosciences, Inc.: Media: Tony Jewell, 1-609-576-3800, media@neurocrine.com; Investors: Todd Tushla, 1-858-617-7143, ir@neurocrine.com

SCHEDULE 10.2.1 TAKEDA PATENT RIGHTS [***] SCHEDULE 10.2.2 TAKEDA TECHNOLOGY [***] SCHEDULE 10.2.4 OWNERSHIP OF TAKEDA TECHNOLOGY None SCHEDULE 12.2.1(a) ANNUITIES AND MAINTENANCE FEES None

SCHEDULE 13.4.3 [***] DISPUTE RESOLUTION [***]